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SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Magna Entertainment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MAGNA ENTERTAINMENT CORP.

2008
NOTICE OF ANNUAL
AND SPECIAL MEETING
AND
PROXY STATEMENT

Tuesday, May 6, 2008
at 11:00 a.m.

Le Royal Meridien King Edward Hotel
Sovereign Ballroom
37 King Street East
Toronto, Ontario, Canada

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7448

[April 4], 2008

Dear Stockholder:

        On behalf of our Board of Directors and management, it is my pleasure to invite you to MEC's Annual and Special Meeting of Stockholders (the "Annual Meeting") on Tuesday, May 6, 2008, beginning at 11:00 a.m., in the Sovereign Ballroom at Le Royal Meridien King Edward Hotel in Toronto, Ontario, Canada. The Annual Meeting's business is described in the Notice of Annual Meeting and Proxy Statement accompanying this letter.

        In appreciation of your investment in MEC, we are pleased, once again, to offer to you an opportunity to obtain two free passes for general admission to any of our racetracks and off-track betting facilities. The passes are good for an unlimited number of visits over the next year. Please detach, complete and mail the enclosed postcard if you wish to take advantage of this offer.

        I look forward to seeing many of our stockholders on May 6th. However, if you are unable to attend in person, you can view a webcast of the Annual Meeting at our website at www.magnaentertainment.com and you can vote your shares by completing and returning the enclosed proxy form or voting instruction card, as applicable, in the manner described in the Notice of Annual Meeting and Proxy Statement. Your vote is important and we look forward to receiving it.

Sincerely, /s/ Frank Stronach
Frank Stronach Chairman and Interim Chief Executive Officer

NOTICE OF ANNUAL AND SPECIAL MEETING

                The Annual and Special Meeting of Stockholders (the "Annual Meeting") of Magna Entertainment Corp. ("MEC") will be held on Tuesday, May 6, 2008, beginning at 11:00 a.m. local time, at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada, to consider and take action upon the following matters described in the accompanying Proxy Statement:

  (1)
  the election of eight directors for terms expiring at the 2009 Annual Meeting of Stockholders of MEC;

  (2)
  the ratification of the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as MEC's auditors for the fiscal year ending December 31, 2008;

  (3)
  to approve a proposal to authorize the Board of Directors of MEC, in its discretion, to amend MEC's Restated Certificate of Incorporation to effect a reverse stock split for one time only, prior to May 6, 2009, in any whole number consolidation ratio from 1:10 to 1:20;

  (4)
  to approve a proposal to authorize the Board of Directors of MEC, in its discretion, to amend MEC's Restated Certificate of Incorporation to authorize the creation of a class of preferred stock; and

  (5)
  such other matters as may properly come before the meeting.

        The Board of Directors has determined that owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock at the close of business on Monday, March 10, 2008 are entitled to notice of and to vote at the Annual Meeting, and at any adjournment(s) thereof.

By Order of the Board of Directors /s/ William G. Ford
William G. Ford Secretary
Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario Canada L4G 7K1 [April 4], 2008

YOUR VOTE IS IMPORTANT

        To vote your shares, please complete, sign and date the enclosed proxy form or voting instruction card, as applicable, and return it in the enclosed postage-paid envelope. Please see "GENERAL INFORMATION — Holders of Class A Subordinate Voting Stock and Class B Stock".

i

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Magna Entertainment Corp. ("MEC" or the "Company") for use at MEC's Annual and Special Meeting of Stockholders to be held on May 6, 2008 (the "Annual Meeting"), and at any adjournment(s) thereof. The solicitation of proxies provides all stockholders who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy form are first being mailed to MEC's stockholders on or about [April 9] 2008.

        All dollar amounts in this document are in United States dollars unless otherwise stated.

Holders of Class A Subordinate Voting Stock and Class B Stock

        Owners of record of MEC's Class A Subordinate Voting Stock and Class B Stock at the close of business on March 10, 2008 are entitled to notice of and to vote at the Annual Meeting. Such owners of the Class A Subordinate Voting Stock are entitled to one (1) vote for each share held and such owners of the Class B Stock are entitled to twenty (20) votes for each share held.

        As of March 24, 2008, MEC had authorized 310 million shares of Class A Subordinate Voting Stock, par value $0.01 per share, of which 58,158,887 were issued and outstanding, and 90 million shares of Class B Stock, par value $0.01 per share, of which 58,466,056 were issued and outstanding. The owners of a majority of such issued and outstanding shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

        If your shares are registered in your name with MEC's transfer agent, you are considered to be the owner of record of those shares and these proxy materials are being sent to you directly. If you wish to give your proxy to someone other than the two persons named as proxies on the enclosed form, you must strike out both names appearing on the enclosed proxy form and insert the name of another person or persons (not more than three). The signed proxy form must be presented at the Annual Meeting by the person or persons representing you.

        If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

        The shares represented by a properly signed and returned proxy form or voting instruction card, as applicable, will be voted as specified by the stockholder on such form. If a proxy form or voting instruction card, as applicable, is signed and returned but no specification is made, the shares will be voted "FOR" the election of all nominees for director (Item A), "FOR" the ratification of the appointment of Ernst & Young LLP as MEC's independent auditors (Item B), "FOR" the proposed stock consolidation (Item C) and "FOR" the proposed authorization of the creation of a class of preferred stock (Item D). If you are a share owner of record, a proxy may be revoked at any time before it is voted by providing notice of such revocation in writing to the Secretary's Office (at MEC's address set forth in the Notice of Annual Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting. For shares you hold beneficially in street name, please see the instructions accompanying your voting instruction card regarding how to revoke or change your vote.

        Abstentions, where applicable, are not counted as votes "FOR" or "AGAINST" a proposal, but are counted in determining a quorum.

        It is the policy of MEC that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the scrutineers, or inspectors of election, and certain persons associated with processing proxy forms and tabulating the vote, although MEC may be informed whether or not a particular stockholder has voted and will have access to each proxy, ballot or other voting material.

ELECTION OF DIRECTORS
(Item A on the Proxy Form)

        The MEC Restated Certificate of Incorporation provides that, unless otherwise approved by ordinary resolution by the holders of the Class A Subordinate Voting Stock and the holders of the Class B Stock, each voting separately as a class, (i) a majority of the directors of MEC shall be individuals who are not officers or employees of MEC or persons related to such officers or employees and (ii) at least two of the directors of MEC shall be individuals who are not directors, officers or employees of MEC or its affiliates, including Magna International Inc. ("Magna International") and MI Developments Inc. ("MI Developments"), or persons related to such officers, employees or directors. MEC's bylaws provide that the number of directors of MEC shall be not less than one and not more than fifteen, and that the number of directors and the number of directors to be elected at the Annual Meeting each shall be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed eight as the number of directors of MEC to be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term expiring at the 2009 Annual Meeting of Stockholders, expected to be held in April or May 2009, or until his or her successor has been duly elected and qualified or his or her earlier resignation or removal.

Nominees

        All eight individuals nominated for election to the Board of Directors at the Annual Meeting are incumbent directors. Certain information regarding each nominee is set forth below.

        Each nominee for director has consented to being named in this Proxy Statement and to serve if elected. It is the intention of the persons named in the enclosed proxy to vote for the election of the nominees listed on the following pages unless otherwise instructed on the proxy form. If you do not wish your shares to be voted for particular nominees, please strike out the name(s) of the person(s) for whom you do not wish to vote in Item A on the proxy form.

        If at the time of the Annual Meeting one or more of the nominees is no longer available or able to serve, shares represented by the proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees would be unavailable or unable to serve. The persons nominated for election to the Board of Directors are as follows:

Name	Age	Residence	Position
Frank Stronach (1)(2)	75	Lower Austria, Austria	Interim Chief Executive Officer, Chairman and Director (since November 1999)
Anthony R. Campbell (3)(5)	60	New York, USA	Director (since September 2007)
Jerry D. Campbell (3)(4)(5)(6)	67	Michigan, USA	Lead Director (appointed Lead Director in March 2006; Director since March 2000)
Ron Charles	60	Shadow Hills, California	Chief Operating Officer and Director (since August 2007)
Jennifer Jackson	59	Ontario, Canada	Director (since May 2007)
William J. Menear (3)(4)(5)(6)	62	Ontario, Canada	Director (since October 2002)
Frank Vasilkioti (6)	71	Ontario, Canada	Director (since May 2007)
Charlie J. Williams (3)(4)	60	Michigan, USA	Director (since February 2007)
(1)
Currently a director of Magna International.

(2)
Currently a director of MI Developments.

(3)
Messrs. A.R. Campbell, J. Campbell, Menear and Williams are independent directors.

(4)
Member of Audit Committee.

(5)
Member of Special Committee of Independent Directors.

(6)
Member of Corporate Governance, Human Resources and Compensation Committee.

        Frank Stronach serves as Chairman of MEC and has served as Interim Chief Executive Officer of MEC since late June 2007, a position he also held from March 31, 2006 until February 27, 2007. Mr. Stronach has been a director since November 1999. Since 1971, Mr. Stronach has been the Chairman of Magna International, a supplier of automotive systems and components, which he founded over 50 years ago. He is also the founder and Chairman of MI Developments, a real estate operating company and the parent company of MEC. Mr. Stronach is actively involved in racing and breeding thoroughbred horses in California, Florida, Kentucky, New York, Ontario and elsewhere.

        Anthony R. Campbell has been a director since his September 2007 appointment by the Board. Mr. Campbell has been a portfolio manager and senior analyst for Dorset Management Corporation since January of 2000 and a partner of Knott Partners Management, LLC, one of MEC's largest institutional shareholders, since 2004. Previously, Mr. Campbell founded Windsor Partners, LP in 1986. Mr. Campbell was a Principal and Managing Director of Berg Capital Corporation, a registered investment advisor, from 1984 through 1985 and also served as general partner of Chelsea Partners, a private investment partnership, during that time.

        Jerry D. Campbell has been a director since March 2000 and was President and Chief Executive Officer of MEC from March to August 2000 and Vice-Chairman of MEC from August 2000 to April 2002. Prior to joining MEC, Mr. Campbell served as Chairman of the Board and Chief Executive Officer of Republic Bancorp Inc., a bank holding company, from its establishment in April 1986 to December 1999. He continued to serve as its Chairman of the Board until 2006. In 2006, Republic Bancorp merged with Citizens Banking Corp. to form Citizens Republic Bancorp. Mr. Campbell served as the Chairman of the Board of the merged company, Citizens Republic Bancorp until January 2008. Mr. Campbell was appointed as Lead Director of the MEC Board of Directors in 2006. Mr. Campbell is the Chairman and Chief Executive Officer of CNBS Financial Group in Orlando, Florida.

        Ron Charles has been a director since August 2007 and has been Chief Operating Officer of MEC since January 2008. Mr. Charles joined MEC in 2004 as Executive Director of MEC California. From the early 1990's to 2004, Mr. Charles was a consultant for ATAK Management, an international real estate development and consumer financing firm, based in Los Angeles. Mr. Charles is a long-time owner and breeder of thoroughbred race horses and is the past Chairman of the Thoroughbred Owners of California and was a founding member of the organization.

        Jennifer Jackson has been a director since May 2007 and has been the President of Berger Jackson Capital Services Inc. since 1998. Prior to 1998, Ms. Jackson was an investment advisor with HSBC James Capel Canada Inc. for approximately 10 years. She has 25 years of experience in the investment community both in Canada and in the United States.

        William J. Menear has been a director since October 2002. Mr. Menear was a partner of Canec International Ltd., a transatlantic mergers and acquisitions advisory company, from September 2001 to June 2003. Since 1999, Mr. Menear has been President and Chief Executive Officer of William Menear & Associates Limited, a business advisory firm operating in the area of mergers and acquisitions and strategic financial advice, and from 1995 to 1999, was a Managing Director of Scotia Capital Inc., an investment bank. Prior to joining Scotia Capital Inc., Mr. Menear was a Senior Vice-President, Corporate Banking with Scotiabank from 1970 to 1995. Mr. Menear is a former Chairman of the Board of the Orthopaedic and Arthritic Hospital (now called, The Holland Orthopaedic and Arthritic Centre), Toronto from 1982 to 1992. Mr. Menear is currently a director of Dover Industries Limited and Golden China Resources Corporation.

        Frank Vasilkioti is the founder and President of Aegis Corporate Financial Services Limited, an independent investment banking firm established in 1979 which specializes in mergers, acquisitions, divestures and financings. He has been a director since his May 2007 election by the Company's stockholders. Mr. Vasilkioti was a director of MI Developments from May 2006 to May 2007. Prior to 1979, Mr. Vasilkioti worked as a financial/investment analyst for Triarch Corporation (Brascan) from 1972 to 1979 and Harris & Partners Limited from 1965 to 1972. Mr. Vasilkioti has served on various charitable boards and committees, including in the following capacities: Chair of an Allocation Committee for the United Way; member of Premier Davis' Advisory Committee on the Constitution from 1981 to 1982; Founding Trustee and Board Member of the Canadian Merit Scholarship Foundation from 1988 to 1992; and Vice Chairman of the Design Exchange from 1997 to 2004.

        Charlie J. Williams, an attorney, was appointed as a director in February 2007. Mr. Williams has been a consultant to the City of Highland Park since March 2006, advising the Emergency Financial Manager regarding financial and administrative matters. He has also been the President and Chief Executive Officer of MPS Group Inc., a facility and industrial management company, since May 2007. Mr. Williams also served as the Deputy County Executive to the incumbent Executive and has held other administrative positions in his administration from January 2004 through December 2005. He has held various executive level and Chief of Staff positions with the County of Detroit and Wayne County from 1998 to December 2003. In October 2006, Mr. Williams was appointed to a six-year term as the representative of Wayne County, Michigan to the Wayne County Airport Authority Board. Mr. Williams has been a member of the State Bar of Michigan since 1980.

Vote Required

        The affirmative vote of a plurality of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director.

        MI Developments, as the holder, directly or indirectly, of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the election of each nominee for director.

        The Board of Directors recommends that the stockholders vote "FOR" the election of each nominee for director.

MANAGEMENT

Executive Officers

        The executive officers and other officers of MEC are as follows:

Name	Age	Position
Frank Stronach*	75	Chairman and Interim Chief Executive Officer
Ron Charles*	60	Chief Operating Officer
Blake Tohana	41	Executive Vice-President and Chief Financial Officer
Scott Borgemenke	42	Executive Vice-President, Racing
James Bromby	48	Senior Vice-President, Operations
Brant Latta	47	Senior Vice-President, Operations
Frank DeMarco, Jr.	82	Vice-President, Regulatory Affairs
William G. Ford	39	Secretary
Mary Lyn Seymour	39	Vice-President and Controller
*
See "Election of Directors — Nominees".

        Blake Tohana has served as Executive Vice-President and Chief Financial Officer of MEC since July 2003. Prior to joining MEC in that capacity, Mr. Tohana held various executive positions with Fireworks Entertainment Inc., a subsidiary of CanWest Global Communications Corp., from August 1997 to July 2003. Most recently, he served as Executive Vice-President, Corporate Development of Fireworks Entertainment Inc. from April 2002 to July 2003. Prior to that, he served as Chief Financial Officer of Fireworks Entertainment Inc. from October 1998 to April 2002 and Vice-President, Finance from August 1997 to October 1998.

        Scott Borgemenke has served as Executive Vice-President, Racing of MEC since January 2008. Prior to joining MEC, Mr. Borgemenke served as chief of staff to Ohio House Speaker, Jon Husted. Previously, Mr. Borgemenke served as chief of staff in the Ohio Senate and as chief policy advisor and director of cabinet affairs for Ohio Governor Bob Taft. Additionally, he served a stint as executive director of the Cincinnati Business Committee and headed his own public affairs, government relations and campaign consulting firm. Mr. Borgemenke served as a member and chairman of the Ohio State Racing Commission from 2002 to 2004.

        James Bromby has served as Senior Vice-President, Operations of MEC, along with Brant Latta, since October 2006. Prior to that appointment, he was Vice-President of Operational Finance from March 2006 to October 2006, from August 2003 to March 2006 he was Senior Manager, Continuous Improvement Team and, prior to that, served in various senior level capacities within MEC since its inception.

        Brant Latta has served as Senior Vice-President, Operations of MEC, along with James Bromby, since October 2006. Prior to that appointment, he was Vice-President of Operations from March 2006 to October 2006, from August 2003 to March 2006 he was Senior Manager, Continuous Improvement Team and, prior to that, served in various senior level capacities within MEC since its inception.

        Frank DeMarco, Jr. has served as Vice-President, Regulatory Affairs of MEC since March 2000. He has also served as Executive Director, General Counsel and Secretary of Los Angeles Turf Club, Incorporated (an indirect, wholly-owned subsidiary of MEC) since April 1998. Mr. DeMarco has been a practicing attorney in Los Angeles County since 1951.

        William G. Ford has served as Secretary of MEC since March 2006 and has been Legal Counsel of MEC since May 2003. Prior to joining MEC, Mr. Ford was an associate lawyer with the law firm of McCarthy Tétrault LLP from April 1999 to April 2003.

        Mary Lyn Seymour has served as Vice-President and Controller of MEC since October 2006 and as Controller since September 2004. Prior to becoming Controller, Ms. Seymour served as Director of Finance at MEC from May 2001 to September 2004. Prior to joining MEC, Ms. Seymour held various accounting positions with PricewaterhouseCoopers LLP from September 1990 to May 2001, including Principal/Senior Manager from 1998 through 2001.

SECURITY OWNERSHIP

        The following tables set forth certain information as of March 24, 2008 with respect to beneficial ownership of MEC by: (a) any entity or person known by MEC to be the beneficial owner of more than 5% of the outstanding shares of MEC's Class A Subordinate Voting Stock and Class B Stock; and (b) each director, nominee for director and executive officer (including those officers listed below in the Summary Compensation Table) and all executive officers and directors of MEC as a group.

        To MEC's knowledge, except as indicated in the footnotes to these tables or pursuant to applicable community property laws, the persons named in the following tables have sole voting and investment power with respect to the shares of MEC's Class A Subordinate Voting Stock and Class B Stock indicated.

        For information regarding MEC's equity compensation plans, please see "Executive Compensation — Equity Based Compensation Plan Information".

(a)   Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities

Class of Securities	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Class B Stock	MI Developments Inc. (1)(2) 455 Magna Drive Aurora, Ontario L4G 7A9	58,466,056	100%
Class A Subordinate Voting Stock	Fair Enterprise Limited (3) 1 Seaton Place St. Helier Jersey JE4 8YJ Channel Islands	12,571,403	21.6%
Class A Subordinate Voting Stock	MI Developments Inc. (2) 455 Magna Drive Aurora, Ontario L4G 7A9	4,362,328	7.5%
Class A Subordinate Voting Stock	Cliffwood Partners LLC (4) 11726 San Vicente Boulevard Suite 600, Los Angeles CA 90049	3,469,170	6.0%
Class A Subordinate Voting Stock	David M. Knott/Dorset Management Corporation 485 Underhill Boulevard, Suite 205, Syosset, NY 11791	3,416,014	5.9%
(1)
MI Developments directly owns 53,253,145 or 91.1% of these shares of MEC's Class B Stock. The remaining shares of Class B Stock are owned through a wholly-owned subsidiary of MI Developments. MI Developments is entitled to vote approximately 96% of the votes attaching to MEC's outstanding voting securities. Shares of MEC's Class B Stock are convertible, on a one for one basis, into shares of Class A Subordinate Voting Stock. Accordingly, MI Developments beneficially holds 62,828,384 shares of Class A Subordinate Voting Stock on an as converted basis, representing approximately 53.9% of the Class A Subordinate Voting Stock on an as converted basis.

(2)
The Stronach Trust controls MI Developments through the right to direct the votes attaching to Class B shares of MI Developments that carry a majority of the votes attaching to the outstanding voting shares of MI Developments. The Class B shares of MI Developments are held by 445327 Ontario Limited, which is controlled by the Stronach Trust. Mr. Frank Stronach is the exclusive representative for voting the shares of MI Developments held by 445327 Ontario Limited solely in the manner directed by the Stronach Trust and is the Chairman of MI Developments and MEC. Mr. Stronach, together with three members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries under the Stronach Trust.

(3)
Fair Enterprise Limited forms part of an estate planning structure for the Stronach family. Members of the family of Mr. Stronach are among the class of possible indirect beneficiaries of this structure. Neither Mr. Frank Stronach nor members of the Stronach family control or exercise direction over the shares of MEC held by Fair Enterprise Limited.

(4)
These securities are held on behalf of Cliffwood Partners LLC, Cliffwood Value Plus Fund L.P., Cliffwood Absolute Return Strategy Ltd, Cliffwood Absolute Return Strategy, L.P., the Common Fund's managed account and Guggenheim Trust Company's managed account. The sole power to dispose of or direct the disposal of the entire shareholding has been delegated to Cliffwood Partners LLC.

(b)   Security Ownership of Directors and Named Executive Officers

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Class A Subordinate Voting Stock (1)		Percentage of Class	Class B Stock		Percentage of Class
Frank Stronach	17,952,079	(2)	30.9%	58,466,056	(3)	100%
Anthony R. Campbell	36,850	(4)	(5)	—		—
Jerry D. Campbell	267,832	(6)	(5)	—		—
Ron Charles	50,711		(5)	—		—
Jennifer Jackson	2,000		(5)	—		—
William J. Menear	38,436		(5)	—		—
Frank Vasilkioti	2,000		(5)	—		—
Charlie J. Williams	2,000		(5)	—		—
Blake Tohana	116,404	(7)	(5)	—		—
Scott Borgemenke	—		(5)	—		—
James Bromby	101,041	(8)	(5)	—		—
Brant Latta	77,336	(9)	(5)	—		—
Michael Neuman*	—		—	—		—
Joseph A. De Francis**	—		(5)	—		—
All executive officers and directors as a group (15 persons)	18,679,841		32.1%	58,466,056	(3)	100%
*
Mr. Neuman served as President and Chief Executive Officer during part of 2007. For additional details of his tenure see "Executive Compensation — Summary Compensation Table". The number of shares reported for Mr. Neuman as part of his holdings is based on information in our corporate records and his most recent filings on the Canadian insider reporting system, the System for Electronic Disclosure by Insiders, as at the date of his departure and reports filed pursuant to Section 16(a) of the U.S. Securities Exchange Act of 1934.

**
Mr. De Francis ceased to serve as Executive Vice-President in September 2007 and remained as a director until March 3, 2008. The number of shares reported for Mr. De Francis as part of his holdings is based on information in our corporate records and his most recent filings on the Canadian insider reporting system, the System for Electronic Disclosure by Insiders, as at the date of his departure and reports filed pursuant to Section 16(a) of the U.S. Securities Exchange Act of 1934.

(1)
Includes the following number of shares of Class A Subordinate Voting Stock issuable upon the exercise of outstanding stock options which may be exercised within 60 days of March 28, 2008: 1,000,000 for Mr. Stronach; 8,000 for Mr. J. Campbell; 30,000 for Mr. Charles; 10,000 for Mr. Menear; 2,000 for each of Messrs. A.R. Campbell, Vasilkioti and Williams and Ms. Jackson; 100,000 for Mr. Tohana; 91,666 for Mr. Bromby; 69,666 for Mr. Latta; and 1,340,332 for all executive officers and directors as a group.

(2)
4,362,328 of these shares are registered in the name of MI Developments. See Note 2 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities". 12,571,403 of these shares are registered in the name of Fair Enterprise Limited. See Note 3 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities". 18,348 of these shares are registered in the name of 865714 Ontario Inc., which is a separate vehicle incorporated for the acquisition of Magna International shares and the sale thereof to the management team of Magna International. Magna International has the right to direct the disposition of these shares. Accordingly, Frank Stronach beneficially holds 76,417,807 shares of Class A Subordinate Voting Stock on an as converted basis representing approximately 65.5% of the Class A Subordinate Voting Stock, on an as converted basis.

(3)
MI Developments directly owns 53,253,145 or 91.1% of these shares of MEC's Class B Stock. The remaining shares of Class B Stock are owned through a wholly-owned subsidiary of MI Developments. MI Developments is entitled to vote approximately 96% of the votes attaching to MEC's outstanding voting securities. See Note 2 immediately above and Note 2 above under "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities".

(4)
See "Security Ownership of Beneficial Owners of more than 5% of the Company's Voting Securities" for a description of shares of MEC Class A Subordinate Voting Stock held by David M. Knott/Dorset Management Corporation, of which Mr. Campbell is a partner. Mr. Campbell has disclaimed beneficial ownership of the MEC Class A Stock Subordinate Voting Stock held by David M. Knott/Dorset Management Corporation.

(5)
These shares represent less than 1% of the class.

(6)
Of these holdings, 239,589 shares of Class A Subordinate Voting Stock are owned directly, 11,225 are owned jointly by Mr. Campbell and his wife, 4,009 are owned by Mr. Campbell's wife, and 5,009 are owned indirectly through two wholly-owned corporations, Post It Stables, Inc. and Volar Corp.

(7)
Includes 16,404 shares of Class A Subordinate Voting Stock in respect of Performance Share Awards issued in 2006 and 2007 in lieu of 50% of Mr. Tohana's 2005 and 2006 guaranteed bonus.

(8)
Includes 9,375 shares of Class A Subordinate Voting Stock in respect of Performance Share Awards issued in 2006 and 2007 in lieu of 50% of Mr. Bromby's 2005 and 2006 guaranteed bonus.

(9)
Includes 7,670 shares of Class A Subordinate Voting Stock in respect of Performance Share Awards issued in 2006 and 2007 in lieu of 50% of Mr. Latta's 2005 and 2006 guaranteed bonus.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        The business of MEC is managed under the direction of the Board of Directors (the "Board"). The Board held 16 meetings during 2007. Of the current directors of MEC, Messrs. J. Campbell and Menear attended at least 75% of the meetings of the Board and Committees of which they were members during fiscal year 2007 and the remaining directors (other than Mr. Stronach) attended at least 75% of the meetings held during the time they served as directors in 2007. The directors had the following attendance rates for Board of Directors meetings held during their time of service in 2007: for Mr. Stronach, 11 of 16 meetings (four of the five meetings for which Mr. Stronach was not in attendance pertained to related party transactions); for Mr. A.R. Campbell, 3 of 3 meetings; for Mr. J. Campbell, 16 of 16 meetings; for Mr. Charles, 5 of 5 meetings; for Ms. Jackson, 7 of 8 meetings; for Mr. Menear, 16 of 16 meetings; for Mr. Vasilkioti, 8 of 8 meetings; and for Mr. Williams, 12 of 12 meetings. See "Election of Directors — Nominees" for information on the commencement of board service of Ms. Jackson and Messrs. A.R. Campbell, Charles, Vasilkioti and Williams. While MEC does not have a formal, written attendance policy requiring directors to attend its Annual Meeting of Stockholders, the Board encourages directors to attend the Annual Meeting. All then current members of the Board attended the 2007 Annual Meeting.

        MEC does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications with the Board, the Board believes that a formal process is not necessary. Any stockholder may submit written communications to the Board by sending them to Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1, Attention: Secretary's Office, whereupon such communications will be forwarded to the Board as a group or to the individual director or directors addressed.

        MEC is a "controlled company" as defined in the Nasdaq Marketplace Rules because MI Developments controls a majority of the votes attaching to MEC's outstanding voting stock. As a result, under the Nasdaq Marketplace Rules, MEC is only required to establish and maintain one committee of the Board, the Audit Committee. Pursuant to the Nasdaq Marketplace Rules, MEC's Audit Committee is required to be composed solely of independent directors, but neither the Board nor any other committee of the Board is required to meet the other director independence requirements set forth in the Nasdaq Marketplace Rules, except that the independent directors are required to meet on a regular basis. Commencing in October 2003, the non-management, independent members of the Board have met independently on a quarterly basis.

        Because of the number of matters requiring Board consideration, to make the most effective use of individual Board members' capabilities, the Board has established three standing committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities: (i) the Corporate Governance, Human Resources and Compensation Committee, (ii) the Audit Committee, and (iii) the Special Committee of Independent Directors. The functions of these committees, their current members and the number of meetings held during 2007 are described below.

        In April 2005, MEC's Board of Directors adopted a resolution requiring the independent directors of MEC to maintain ownership of all shares of the Corporation's Class A Subordinate Voting Stock issued to them as director fees up to a maximum amount of shares with a market value of not less than $100,000; provided that on and after the fifth full year of service as a director of the Corporation, each director is required to own shares of Class A Subordinate Voting Stock of the Corporation with a market value of not less than $100,000.

        In March 2006, MEC's Board of Directors appointed Jerry Campbell as Lead Director of the Board. Mr. Campbell has served on MEC's Board since March 2000.

Corporate Governance, Human Resources and Compensation Committee

        The Corporate Governance, Human Resources and Compensation Committee is composed of Jerry Campbell (Chairman), William Menear and Frank Vasilkioti. The Committee annually reviews and re-affirms its Charter, which was originally adopted in March 2000. The Corporate Governance, Human Resources and Compensation Committee administers MEC's Long-Term Incentive Plan. It also reviews and makes recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites of MEC's Chief Executive Officer, Chief Operating Officer, Executive Vice-President and Chief Financial Officer, and certain other senior management employees, and MEC's policies regarding management benefits and perquisites. This Committee is also generally responsible for developing MEC's approach to corporate governance issues, including MEC's relationship with MI Developments and Magna International, and assessing the effectiveness of the system of corporate governance employed by MEC as a whole. The Corporate Governance, Human Resources and Compensation Committee held five meetings during year 2007.

Audit Committee

        The Audit Committee is composed of William J. Menear (Chairman), Jerry Campbell and Charlie J. Williams. Each member of the Audit Committee is "independent" as currently required by the Nasdaq Marketplace Rules. In addition, the Board of Directors has determined that each of William J. Menear and Jerry Campbell is an "audit committee financial expert" as defined by Item 401 of Regulation S-K.

        The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is responsible for the appointment, engagement and oversight of the work of the independent auditors of MEC. The Audit Committee has adopted a formal written Audit Committee Charter. In accordance with its Charter, the Audit Committee also has considerable general authority in relation to the oversight of MEC's financial affairs, as well as specific responsibility to review MEC's quarterly and annual financial statements and the related management's discussion and analysis of financial condition and results of operations ("MD&A") and to report thereon to the Board. In addition, the Audit Committee reviews MEC's internal financial and accounting controls and procedures, reviews the selection, use and application of accounting policies and practices, and examines and considers various other matters in relation to the internal and external audits of MEC's accounts and its financial reporting process and system of internal controls. Also, in accordance with its Charter, the Audit Committee conducted an annual review of its Charter in February 2008. The Audit Committee held 10 meetings during fiscal year 2007.

Special Committee of Independent Directors

        The Special Committee of Independent Directors was originally established in July 2004 to evaluate a proposed offer by MI Developments to acquire all the outstanding shares of Class A Subordinate Voting Stock of MEC that it did not already own. Ultimately, MI Developments decided not to proceed with the offer. In December 2006, the Board of Directors recast the power and authority of the Special Committee to review and evaluate proposed financing and/or asset sale transactions involving MI Developments and Magna International and to make appropriate recommendation to the Board of Directors of MEC with respect to such proposed financing and/or asset sale transactions. The Special Committee is composed of Jerry Campbell (Chairman), William J. Menear and Anthony R. Campbell. The Special Committee held a total of 22 formal meetings in respect of proposed financing and/or asset sale transactions involving MI Developments and Magna International and members of the Special Committee had informal discussions among themselves and with their separate legal and financial advisors on a number of other occasions. The Special Committee also supervised and provided guidance to members of MEC management engaged in negotiating various financing and/or asset sale transactions involving MI Developments and Magna International. Please refer to the transactions discussed under "Certain Relationships and Related Transactions".

Nomination Process

        Because MEC is a "controlled company" (as discussed above), MEC is not required to have, and does not have, a nominating committee or other committee of the Board performing similar functions. Nominees for director of MEC are considered and approved by the full Board and there is no charter applicable to the nominating process (including any policy with respect to consideration of nominees by security holders).

Code of Conduct

        MEC adopted a Code of Business Conduct (the "Code") effective May 4, 2004 that applies to all of MEC's directors, officers and employees. The Code fulfills the Code of Ethics requirements under Item 406 of Regulation S-K. A copy of the Code was filed with MEC's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and is also available on MEC's website at www.magnaentertainment.com/Investors. A copy of the Code will be provided without charge to any person upon request in writing to the Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1.

Directors' Compensation

        Directors who are not officers or employees of MEC or any of its affiliates were paid an annual retainer (or pro rata portion for directors who served less than 12 months in 2007) of $10,000 in cash and the equivalent of $30,000 in shares of Class A Subordinate Voting Stock for their service as directors in 2007, together with a fee of $1,500 for attendance at each meeting of the Board. Such directors were also paid an annual committee retainer of $5,000 (Committee Chairmen receive a $15,000 annual retainer) and a fee of $1,500 for attendance at each meeting of each Committee of the Board on which they serve. Compensation for Board and Committee work and travel days ($2,000 per day) and for the execution of written resolutions ($250) was also provided to directors who are not officers or employees. In addition, each director receives certain stock options as set forth below under "Executive Compensation — Equity Based Compensation Plan Information — Nonqualified Stock Options".

        The following table shows the amounts, before withholdings, earned by individual non-management directors in respect of service as members of the Board of Directors in 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)

Jerry D. Campbell	175,750	30,000	—	—	205,750

Anthony R. Campbell	18,000	9,000	14,500 (4)	—	41,500

Louis E. Lataif (3)	34,000	10,500	—	—	44,500

William J. Menear	129,750	30,000	—	—	159,750

Jennifer Jackson	28,935	19,500	14,500 (4)	—	62,935

Frank Vasilkioti	30,435	19,500	14,500 (4)	—	64,435

Charlie J. Williams	50,140	25,200	14,500 (4)	—	89,840

(1)
Stock issued as payment of fees for serving as a director.

(2)
The aggregate amount of perquisites and other personal benefits, securities or property did not exceed $10,000 for any of the directors.

(3)
Mr. Lataif did not stand for re-election at the 2007 Annual Meeting.

(4)
Calculated using the Black-Scholes pricing model. Each of Messrs. A.R. Campbell, Vasilkioti, Williams and Ms. Jackson received 10,000 options with an exercise price of $2.78 in 2007.

Compensation Committee Interlocks and Insider Participation

        The members of the Corporate Governance, Human Resources and Compensation Committee for fiscal year 2007 were Jerry Campbell (Chairman), Louis E. Lataif (who ceased to serve in May 2007 by virtue of not standing for re-election to the Board of Directors at the 2007 Annual Meeting), William Menear and Frank Vasilkioti. Mr. Menear is not and has never been an officer or employee of MEC or any of its subsidiaries. Mr. J. Campbell was President and Chief Executive Officer of MEC from March to August 2000 and Vice-Chairman of MEC from August 2000 to April 2002. Mr. Campbell has not held any position with MEC, other than Director, since April 2002. Mr. Vasilkioti was a director of MI Developments from May 2006 to May 2007. In addition, there are no compensation committee interlocks between MEC and other entities involving MEC's executive officers and board members who serve as executive officers of such entities.

Certain Relationships and Related Transactions

        We have employment agreements with certain of our officers. See "Executive Compensation — Employment Agreements and Termination of Employment Agreements".

        MEC pays for its share of an insurance policy that provides, among other coverage, for executive liability of up to $65 million (per occurrence and in the aggregate for all claims made during the policy year) for officers and directors of MI Developments and its subsidiaries (including MEC and its subsidiaries), subject to a $1 million deductible for executive indemnification. In addition to this, MEC purchased an additional policy with a limit of $15 million, which provides financial protection for the directors and officers of MEC in the event they are sued in conjunction with the performance of their duties.

        MEC's bylaws contain provisions that may require MEC to indemnify its directors, and at the option of the Board, any of its officers, employees or agents, against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents, as permitted by applicable law, and to advance expenses incurred as a result of any proceedings against them that are subject to indemnification under MEC's bylaws. In addition, MEC has entered into agreements with our outside directors, Messrs. A.R. Campbell, J. Campbell, Menear, Vasilkioti, Williams and Ms. Jackson, that provide for the indemnification of these individuals by MEC, to the fullest extent permitted by applicable law, as a result of their role as members of the Board or any action alleged to have been taken or omitted in such capacity, and to advance expenses incurred as a result of any proceedings against them that are subject to indemnification under the agreements.

  Relationship with MI Developments

        On August 19, 2003, the shareholders of Magna International approved the spin off of its wholly-owned subsidiary, MI Developments. As a result of the spin off transaction, MI Developments acquired Magna International's controlling interest in MEC. MEC and MI Developments operate as separate public companies, each having its own board of directors and management team.

        MI Developments is a real estate operating company engaged in the ownership, development, management, leasing, acquisition and expansion of industrial and commercial real estate properties located in Canada, Europe, the United States and Mexico. Virtually all of MI Developments' income-producing properties are under long-term leases to Magna International and its subsidiaries.

        MI Developments was incorporated under the laws of Ontario, Canada. The Class A subordinate voting shares of MI Developments are listed for trading on the New York Stock Exchange and the Toronto Stock Exchange ("TSX"). MI Developments' Class B shares are listed on the TSX. MI Developments is the sole holder of MEC's Class B Stock (directly and indirectly), which means that MI Developments is entitled to exercise approximately 96% of the total votes attached to all MEC's outstanding stock. MI Developments is therefore able to elect all the directors of MEC and to control MEC.

        MEC's Corporate Constitution requires that a minimum of two directors be individuals who are not MEC officers or employees, or officers, directors or employees of any of MEC's affiliates, including MI Developments and Magna International, or persons related to any such officers, employees or directors. The Corporate Constitution also requires that a majority of MEC's directors be individuals who are not MEC officers or employees or individuals related to these persons.

        Because MI Developments is able to elect all of MEC's directors and controls MEC, MI Developments is able to cause MEC to effect certain corporate transactions without the consent of MEC's minority stockholders, subject to applicable law and the fiduciary duties of MEC's directors and officers. In addition, MI Developments is able to cause or prevent a change in control of MEC. The Stronach Trust controls MI Developments through the right to direct the votes attaching to Class B shares of MI Developments, which carry a majority of the votes attaching to the outstanding voting shares of MI Developments. Mr. Frank Stronach, the Chairman of MEC and MI Developments, together with three members of his family, are the trustees of the Stronach Trust. Mr. Stronach is also a member of the class of potential beneficiaries of the Stronach Trust.

        On September 12, 2007, we entered into a non-revolving bridge loan agreement (the "Bridge Loan") with a subsidiary of MI Developments pursuant to which up to $80.0 million of financing will be made available, subject to certain conditions. The Bridge Loan matures on May 31, 2008. The Bridge Loan also required certain amendments to the terms of the outstanding Gulfstream Park and Remington Park project financings with MI Developments. In return for MI Developments agreeing to waive any applicable make-whole payments for repayments made under either of these project financings prior to May 31, 2008, the required amendments provide, among other things, that under the Gulfstream Park project financing arrangement: (i) Gulfstream Park's obligations are now guaranteed by MEC; and (ii) $100.0 million of indebtedness must be repaid by May 31, 2008. As required under the initial funding conditions of the Bridge Loan, we had negotiated an extension of the term of our $40.0 million senior secured revolving bank credit facility with a Canadian financial institution to January 31, 2008. Pursuant to the terms of the Bridge Loan, advances after January 15, 2008 are subject to MI Developments being satisfied that the senior secured revolving credit facility will be further extended to at least April 30, 2008 or that a satisfactory refinancing of that facility has been arranged. As the senior secured revolving credit facility was extended to March 31, 2008, MI Developments has waived this condition for advances between January 15, 2008 and March 31, 2008. As of March 24, 2008, $46.2 million (inclusive of principal and interest) was outstanding.

        Also, in connection with our September 2007 adopted plan to eliminate debt by December 31, 2008, we also entered into a September 2007 consulting agreement with MI Developments, pursuant to which MI Developments will provide consulting services to our management and Board of Directors in connection with the debt elimination plan. We are required to reimburse MI Developments for its expenses, but there are no fees payable to MI Developments in connection with the consulting agreement. This consulting arrangement may be terminated by either party under certain circumstances.

        On June 7, 2007, we sold San Luis Rey Downs, a thoroughbred training center located on approximately 205 acres in Bonsall, California (approximately 40 miles from San Diego), to a subsidiary of MI Developments, for cash consideration of approximately $24.0 million. Concurrently with this sale transaction, we also entered into a lease agreement whereby one of our subsidiaries has leased the property from MI Developments for a three year period on a triple-net lease basis, which provides for a nominal annual rent in addition to operating costs that arise from the use of the property. The lease is terminable at any time by either party on four months notice.

        On March 28, 2007, a subsidiary of MI Developments acquired 157 acres of excess real estate adjacent to MEC's Palm Meadows Training Center, located in Palm Beach County, Florida, in return for cash consideration of $35.0 million. In addition, MEC has been granted a profit participation right in respect of the property under which we are entitled to receive 15% of net proceeds from any sale or development of the property after MI Developments achieves a 15% internal rate of return.

        On February 7, 2007, MI Developments acquired all of our interests and rights in two non-core real estate properties, a 34 acre parcel of residential developments land in Aurora, Ontario, Canada and a 64 acre parcel of excess land at Laurel Park in Howard County, Maryland for cash consideration of Cdn. $12.0 million (U.S. $10.1 million) and $20.0 million, respectively. As part of these transactions, we were also granted a profit participation right in respect of each property under which we are entitled to receive 15% of net proceeds from any sale or development of the property after MI Developments achieves a 15% internal rate of return.

        In addition to the Bridge Loan, two of our subsidiaries have each entered into a project financing agreement with a subsidiary of MI Developments: one entered into in December 2004 with respect to the reconstruction of facilities at Gulfstream Park (the "Gulfstream Loan") and the second entered into in July 2005 for the build-out of the casino facility at Remington Park (the "Remington Loan").

        The Gulfstream Loan agreement, which was amended and restated three times and was further amended in connection with the Bridge Loan transaction, provides for a loan of an aggregate of $162.3 million in three separate tranches, with funds having been advanced to fund the construction of casino facilities as well as track facilities. The $115 million first tranche has a 10 year term from the February 1, 2006 completion date of the initial reconstruction project. Amounts outstanding prior to that completion date under the first tranche bore interest at a floating rate equal to 2.55% per annum above MI Development's notional cost of borrowing under its floating rate credit facility, compounded monthly. Amounts outstanding after the completion date bear interest at a fixed rate of 10.5% per annum, compounded semi-annually. The $25.8 million second tranche is due on July 26, 2011 and the $21.5 million third tranche is due on December 22, 2011. Each of the second and third tranche bear interest at a fixed rate of 10.5% per annum, compounded semi-annually. For both the first and second tranche payment of interest was deferred until January 1, 2007, after which MEC started to make monthly blended payments of principal and interest based on a 25-year amortization period commencing on the respective completion dates. With respect to the third tranche, prior to May 1, 2007, interest was capitalized to the principal balance of the loan, thereafter blended payment of principal and interest based on a 25 year amortization period were required. In connection with the Bridge Loan transaction, the Gulfstream Loan was amended such that a repayment of $100.0 million is due by May 31, 2008. The Gulfstream Loan contains cross-

guarantee, cross-default and cross-collateralization provisions such that the loan is guaranteed by MEC's subsidiaries that own and operate Remington Park and the Palm Meadows Training Center and is collateralized principally by security over the lands forming part of the operations at Gulfstream Park, Remington Park and Palm Meadows and over all other assets of Gulfstream Park, Remington Park and Palm Meadows, excluding licenses and permits. As of March 24, 2008, $167.1 million (inclusive of principal and interest) was outstanding ($128.9 million, $24.2 million and $14.0 million with respect to tranches 1, 2 and 3 respectfully).

        Funds advanced under the Remington Loan were provided by way of progress draws applied to complete the build out of the casino facility, which opened in November 2005. Advances under the loan funded the capital expenditures relating to the development, design and construction of the casino facility, including the purchase and installation of electronic gaming machines. The loan has a 10 year term from the November 28, 2005 completion date. Amounts outstanding prior to that completion date under the loan bore interest at a floating rate equal to 2.55% per annum above MI Development's notional cost of LIBOR borrowing under its floating rate credit facility, compounded monthly. Amounts outstanding after the completion date bear interest at a fixed rate of 10.5% per annum, compounded semi-annually. Payment of interest was deferred until January 1, 2007, after which MEC started to make monthly blended payments of principal and interest based on a 25-year amortization period commencing on the completion date. Certain cash from the operations of Remington Park must be used to pay deferred interest on the loan plus a portion of the principal under the loan equal to the deferred interest on the Gulfstream Loan. The Remington Loan is secured by all assets of Remington Park, excluding licenses and permits. The Remington Loan is also secured by a charge over the lands owned by Gulfstream Park and a charge over the Palm Meadows Training Center and contains cross-guarantee, cross-default and cross-collateralization provisions. As of March 24, 2008, $27.0 million (inclusive of principal and interest) was outstanding.

        On September 12, 2007, certain amendments were made to the Gulfstream Park and Remington Park project financings. In return for the lender agreeing to waive any applicable make-whole payments for repayments made under either of the project financings prior to May 31, 2008, the required amendments provide, among other things, that under the Gulfstream Park project financing arrangement: (i) Gulfstream Park's obligations are now guaranteed by MEC; and (ii) $100.0 million of indebtedness under the Gulfstream Park project financings must be repaid by May 31, 2008.

  Transactions with Magna International

        On December 21, 2007, we entered into an agreement to sell 225 acres of excess real estate located in Ebreichsdorf, Austria to a subsidiary of Magna International, for a purchase price of Euros 20.0 million (approximately $29.4 million), subject to customary closing adjustments. The closing of the transaction is expected to occur during the first quarter of 2008 following the satisfaction of customary closing conditions including the receipt of all necessary regulatory approvals.

        During the year ended December 31, 2007, MEC incurred costs of $3.7 million for rent of facilities and central shared and other services from Magna International and its subsidiaries.

  Fair Enterprise Limited Private Placement

        On October 29, 2007, we completed a private placement of MEC Class A Subordinate Voting Stock to Fair Enterprise Limited ("Fair Enterprise"), a company that forms part of an estate planning vehicle for the family of Frank Stronach, MEC's Chairman and Interim Chief Executive Officer, and received proceeds of $19.6 million net of transaction costs of $0.4 million. Pursuant to the terms of the subscription agreement entered into on September 13, 2007, Fair Enterprise was issued 8.9 million shares of Class A Subordinate Voting Stock at a price of $2.25 per share. The price per share was set at the greater of (i) 90% of the volume weighted average price per share of Class A Subordinate Voting Stock on NASDAQ for the five trading days commencing on September 13, 2007; and (ii) U.S. $1.91, being 100% of the volume weighted average price per share of Class A Subordinate Voting Stock on NASDAQ for the five trading days immediately preceding September 13, 2007 (the date of announcement of the private placement). Prior to this transaction, Fair Enterprise owned approximately 7.5% of the issued and outstanding Class A Subordinate Voting Stock. Upon completion of the private placement, the percentage of Class A Subordinate Voting Stock beneficially owned by Fair Enterprise increased to approximately 21.6% of the issued and outstanding Class A Subordinate Voting Stock, representing approximately 10.8% of the equity of MEC. The shares of Class A Subordinate Voting Stock issued pursuant to the subscription agreement were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

        For more details about MEC's relationship with MI Developments, Magna International and Fair Enterprise and related transactions, please see "Certain Relationships and Related Transactions" in MEC's Form 10-K for the fiscal year ended December 31, 2007, which section is incorporated herein by reference.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Corporate Governance, Human Resources and Compensation Committee

        The Corporate Governance, Human Resources and Compensation Committee (the "Committee") of the Board was formed on March 4, 2000. For a discussion of the composition and mandate of this Committee, see "The Board of Directors and Committees of the Board — Corporate Governance, Human Resources and Compensation Committee" above.

        MEC has adopted many of the organizational and operating policies and principles utilized for many years by its original parent company, Magna International, certain of which have been embodied in MEC's Corporate Constitution. MEC's Corporate Constitution balances the interests of stockholders, employees and management by specifically defining the rights of employees (including management) and investors to participate in MEC's profits and growth, and reflects certain operational and compensation philosophies which align employee (including management) and stockholder interests. These philosophies and MEC's Corporate Constitution assist in maintaining an entrepreneurial environment and culture at MEC. MEC wishes this entrepreneurial culture to flourish, and therefore intends to apply compensation philosophies which will enhance its ability to attract, retain and motivate skilled, entrepreneurial employees at all levels of the MEC organization, while assisting in the alignment of the interests of MEC's stockholders and management.

        MEC has had a relatively brief history. In its formative years, its focus was on acquiring racetracks, and other operations related to the horse racing industry. As a result, MEC now owns and operates: horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities; casinos in conjunction with its racetracks where permitted by law; AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry; and XpressBet®, a national Internet and telephone account wagering system, as well as MagnaBet™ internationally. MEC also has a 50% joint venture interest in HRTV®, a 24-hour horse racing television network, and TrackNet Media Group LLC, a racing content management and distribution company. In prior years the Committee based compensation decisions to a significant degree, on the role executive officers played in the pursuit of acquisition strategies. As the Company's strategic focus has shifted, so has the criteria by which the Committee measures performance. Operational efficiencies and financial performance indicators, such as liquidity, profitability, revenue growth and cost reduction, have become increasingly important both to the Company's strategic focus and the Committee's deliberations. In 2007, an increased emphasis on debt reduction also meant the Committee considered the role individuals had in raising proceeds to repay debt, whether those proceeds were raised from the sale of non-core assets or from improved operational efficiencies.

        This Committee, in accordance with its mandate, is required to consider and apply, among other things, the historical operating philosophies and policies of MEC, including MEC's Corporate Constitution, direct profit participation and use of stock options and other stock rights granted under the Long-Term Incentive Plan, to align the interests of management and stockholders and to create shareholder value.

  External Advisors

        Under its mandate, the Committee may retain outside legal and other experts at the expense of the Company where reasonably required to do so. In 2007, the Committee did not directly retain any external advisors.

  Committee Activities in 2007 and early 2008

        Michael Neuman served as Chief Executive Officer from February 27, 2007 to June 22 2007. Frank Stronach served as Interim Chief Executive Officer immediately prior to Mr. Neuman's tenure and, since Mr. Neuman's departure, Mr. Stronach has been serving as Interim Chief Executive Officer. The Committee commenced a search for a Chief Executive Officer in July 2007. In February 2008, the non-management directors of the Company's Board of Directors established a new search committee comprised of Jerry Campbell, Anthony Campbell, Ron Charles and Tom Hodgson to intensify the search for a new Chief Executive Officer. Any candidates put forth by the search committee for consideration will require the Committee's approval.

        In addition to the above noted ongoing search for a Chief Executive Officer, the Committee was actively engaged in 2007 in considering executive officer compensation matters. The Committee, which met five times in 2007, discharged its duties by, among other things:

  •
  Addressing the various components of a compensation package for a Chief Executive Officer. In connection with the ongoing search for a Chief Executive Officer, each proposed item of the Chief Executive Officer's compensation package was determined to be in line with compensation paid to Chief Executive Officers of entities of a similar size and complexity to MEC. In addition, it has also determined that MEC's diverse operations encompassing racetrack operations, broadcasting, totalisator services and account wagering operations, demand someone with a significant track record and previously demonstrated management skills and personal attributes. In addition to the level of cash compensation determined appropriate to entice a qualified individual to join the Company, other aspects of compensation have also been considered, such as the need for a long-term incentive and the ability to increase compensation if the Company's long-term performance improves. While the Committee remains mindful of the significant amount of executive talent needed to successfully face the many challenges of building a company such as MEC and attaining our strategic goals, it is also conscious that the Company's financial performance must be taken into account in setting the incentive compensation of the Chief Executive Officer.

  •
  Considering the compensation levels of MEC's senior management from time-to-time in light of the duties, obligations and performance expectations associated with senior positions. Historically, the Committee has approved an increase in a given executive's compensation after considering whether the individual had a role in certain operational or financial improvements and/or whether there was an increase in responsibility. The Committee determined that there should be no significant increases in any executive officer's compensation during 2007.

  •
  Reviewing the overall compensation packages for executives and other employees to consider the ratio of cash compensation to other forms of compensation.

  •
  Determining the appropriateness of changes in compensation strategies in light of the Company's performance during 2007, and expected future performance.

  •
  Considering peer comparator companies' compensation strategies. Determining relevant comparator companies presents a unique and ongoing challenge as few entities are engaged in such a broad spectrum of activities associated with the horse racing industry. As such, it is not possible to establish one clear peer group of companies, though MEC's financial performance compared against competitors in an industry segment, such as Churchill Downs Incorporated Woodbine Entertainment Group and the New York Racing Association in racetrack operations, is taken into account.

  •
  Administering the Long-Term Incentive Plan and, in particular, considering the appropriateness of past plan strategies in light of the Company's 2007 performance and prospects.

  •
  Reviewing director compensation.

  Setting Compensation

        Compensation levels for our executives are set after due consideration of the input of our most senior management, as well as advice and counsel, or information, from external resources. Internally, it has typically been the case that the Chief Executive Officer, Chief Operating Officer (in 2007, two Senior Vice-Presidents of Operations), Executive Vice-President and Chief Financial Officer and Vice-President and Controller have had input into compensation matters. Internal legal counsel with expertise in compensation matters also provides input as required. As we have not traditionally had a senior officer specifically appointed solely to develop and implement the Company's business plans and strategies for all companywide human resource functions, the Senior Vice-Presidents and Executive Vice-President and Chief Financial Officer have had key roles in that aspect. The Executive Vice-President and Chief Financial Officer has periodically attended Committee meetings and provided senior management's feedback as required. It is expected that the Chief Operating Officer will also assume that role. The Corporate Secretary is also in attendance at each Committee meeting and oversees the legal aspects of the Company's executive compensation plans, updates the Committee regarding changes in laws and regulations affecting the Company's compensation policies, and records the minutes of each Committee meeting.

        The Committee chair may communicate directly with the Chief Operating Officer, Executive Vice-President and Chief Financial Officer and Senior Vice-Presidents of Operations regarding external market data, industry data, internal pay information, individual and Company performance results and updates on regulatory issues. The Committee Chair may delegate specific tasks to the certain executives in order to facilitate decision making and to assist in finalizing meeting agendas, documentation, and compensation data for Committee review and approval.

        The executive officers of the Company annually review the performance of our senior executives and, based on these reviews, recommends to the Committee compensation for all senior executives, other than their own compensation. The Committee, however, has the discretion to modify the recommendations and makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus), and equity awards.

        In addition to information received from senior management and the consideration of individual performance, the input of Frank Stronach, our Chairman and Interim Chief Executive Officer and the controlling shareholder of our parent company is also considered when the Committee makes compensation decisions for the most senior executive officers.

Objectives of Compensation Programs

  Compensation Program Aspects

        The following are the various components of the Company's executive compensation program, which is designed to achieve our strategy of rewarding our executives for performance:

  •
  Base Salaries.  Base salaries should not be customarily increased on an annual basis. As a result, fixed compensation costs are contained, with increased financial rewards coming principally from variable incentive compensation.

  •
  Annual Bonuses and Performance Share Awards.  Our named executive officers, senior executive and certain other employees have in recent years received a portion of their total annual non-discretionary compensation in the form of performance share awards. The number of shares awards were determined by dividing a set percentage of their total compensation by the stock price on the day the grant of awards was confirmed. Though there is no formal policy prohibiting recipients of the awards from re-selling the shares acquired upon receipt, there has been a convention within MEC that has seen the recipients of such shares refrain from quickly re-selling these shares. During the first quarter of 2007, this method of awarding performance share awards came under review and it was determined that this form of compensation would not be used in the short term.

  •
  Incentive Compensation.  The amount of direct profit participation and, therefore, the amount of compensation "at risk", increases with the level of performance and/or responsibility. Due to the variable nature of profit participation, incentive cash compensation should generally be reduced in cyclical or other down periods due to reduced profits. As a result, executive officers are encouraged to emphasize consistent profitability over the medium to long term to sustain stable levels of annual compensation. Under MEC's Corporate Constitution, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses paid or payable to "Corporate Management" (as defined in the Corporate Constitution) in respect of any fiscal year shall not exceed 6% of "Pre-Tax Profits Before Profit Sharing" (as defined in the Corporate Constitution) for such year.

  •
  Long-Term Incentives.  Upon the grant of options under the Long-Term Incentive Plan, extended vesting and exercise periods are sometimes used to encourage option recipients to remain as employees or senior officers over the long term. MEC has never repriced stock options or entered into any equity monetization arrangements.

        These components have consistently formed the foundation upon which we have based efforts to attract, retain and motivate our executives. The internal and external competitiveness for all components of the executive compensation program are reviewed and considered on an ongoing basis. After a position is determined to be key to the Company's ongoing viability, the total value of compensation for that position is determined, with a portion being set aside for cash and other portions being set aside for other methods of compensation, such as the use of performance share awards described above. Non-cash compensation methods have been historically used to promote meaningful share ownership by executives, in order to achieve a greater alignment with shareholder interests.

        The structure of our senior management and the various levels of compensation related to the hierarchy are reviewed on an ongoing basis. Because we are engaged in a broad spectrum of activities associated with the horse racing industry, as well as casino operations, it is imperative that we develop and retain our current key employees to the point where they can assume executive roles. It is also important that we be able to attract key people from outside the Company to address Company needs that arise due to strategic decisions or work force attrition.

  Performance

        Individual performance impacts base pay merit increases, the setting of annual guaranteed and discretionary bonus amounts, and the amount of equity awards granted. The determination as to whether certain MEC strategic objectives and/or operational performance targets have been met in a given year or are on track as expected also has an impact. However, compensation decisions are most heavily affected by MEC's financial performance, and the individual's role in that performance.

        As MEC's management structure is quite flat, at any given time, there are usually less than ten executive officers. As a result, rather than setting specific performance metrics that could impose a somewhat mechanical decision making process, the Committee has often focused on whether key financial indicators are trending positively.

Chief Executive Officer's Compensation

        The objectives of our Chief Executive Officer are considered on an ongoing basis from time to time as the nature of our business is one that see changes occur rapidly. Accordingly, maintaining flexibility in the Chief Executive Officer's objectives is crucial to his ability to work to meet business objectives. Frank Stronach, Chairman of the Board of Directors, has served without compensation as MEC's Interim Chief Executive Officer since late June 2007 and also received no compensation while serving in such role from May 31, 2006 to February 27, 2007.

Retiring Arrangements

  Chief Executive Officer

        Mr. Neuman's employment agreement provided for a retiring allowance in the event his employment was terminated by the Company without cause. Details of the retiring allowance are described under "Employment Agreements and Termination of Employment Agreements — Current Executives" and "— Former Executives".

  Named Executive Officer Employment Arrangements

        We had agreements with Joseph De Francis, who ceased in his executive position with the Company in September 2007. See "Employment Agreements and Termination of Employment Agreements — Current Executives" and "— Former Executives" for details of those agreements.

CORPORATE GOVERNANCE,
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

  To the Board of Directors of Magna Entertainment Corp.:

        Our role is to assist the Board of Directors in its oversight of the Company's executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company's bonus and other incentive compensation plans.

        We have reviewed and discussed with management the Compensation Discussion and Analysis.

        Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company's proxy statement on Schedule 14A and Annual Report on Form 10-K.

        CORPORATE GOVERNANCE, HUMAN RESOURCES AND COMPENSATION COMMITTEE

  Jerry D. Campbell (Chairman)
  William J. Menear
  Frank Vasilkioti

        The above Report of the Corporate Governance, Human Resources and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The following tables and narratives discuss the compensation paid in fiscal years 2007 and 2006 to MEC's Chairman (and for the periods from March 31, 2006 to February 27, 2007 and June 22, 2007 to December 31, 2007, its Interim Chief Executive Officer), Chief Executive Officer, Executive Vice-President and Chief Financial Officer and three other most highly compensated executive officers in 2007 (collectively, the "named executive officers"). The indicated compensation is only for the period the designated executive officer served in such capacity.

Summary Compensation Table

		Annual Compensation (1)				Long Term Compensation
Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Frank Stronach (2) Chairman and Interim Chief Executive Officer	2007 2006	— —		— —		— —	— —		— —		— —

Blake Tohana Executive Vice-President and Chief Financial Officer	2007 2006	280,740 264,647	(3) (3)	117,703 110,270	(3) (3)	— —	— —		— —		398,443 374,917

James Bromby Senior Vice-President, Operations	2007 2006	266,703 198,486	(3) (3)	70,622 66,162	(3) (3)	— —	— 226,000	(4)	— —		337,325 490,648

Brant Latta Senior Vice-President, Operations	2007 2006	215,000 160,077		50,000 50,000		— —	— 226,000	(4)	— —		265,000 436,077

Michael Neuman (5) Former Chief Executive Officer	2007	176,095		159,844		—	—		500,00	(6)	835,939

Joseph De Francis (7) Former Executive Vice-President	2007 2006	508,558 615,000		— —		— —	— —		1,900,000 —	(6)	2,408,558 615,000

(1)
The aggregate amount of perquisites and other personal benefits, securities or property does not exceed $10,000 for any of the Named Executive Officers.

(2)
In addition to being Chairman, Mr. Stronach served as Interim Chief Executive Officer from March 31, 2006 until Mr. Neuman's appointment, effective February 27, 2007 and has since served in that capacity since Mr. Neuman's departure effective June 22, 2007.

(3)
Certain of these figures have been converted from Cdn. dollars to U.S. dollars based on the average monthly foreign exchange rates.

(4)
Calculated using the Black-Scholes pricing model.

(5)
Mr. Neuman served as Chief Executive Officer from February 27, 2007 to June 22, 2007.

(6)
Paid in connection with cessation of position.

(7)
Mr. De Francis ceased to be an executive officer on September 24, 2007

Grants of Plan-Based Awards

        None of the named executive officers were granted any awards under the Long-Term Incentive Plan during the fiscal year ended December 31, 2007.

Outstanding Equity Awards At Fiscal Year-End

Name (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Frank Stronach	1,000,000	—	$4.87	December 31, 2009
Blake Tohana	100,000	—	$6.93	July 27, 2012
James Bromby	10,000 15,000 66,666	— — 33,334	$4.94 $4.82 $5.25	December 31, 2009 December 31, 2009 October 31, 2016
Brant Latta	3,000 66,666	2,000 33,334	$6.26 $5.25	April 3, 2015 October 31, 2016
Michael Neuman	—	—	—
Joseph De Francis	100,000	—	$6.70	November 21, 2012
(1)
None of the named executive officers were granted or exercised any options to acquire stock of MEC during the fiscal year ended December 31, 2007.

Employment Agreements and Termination of Employment Agreements

  Current Executives

        MEC has entered into an employment arrangement with Mr. Tohana which provides for a base salary of Cdn. $300,000 per annum, a guaranteed annual bonus of Cdn. $125,000 (to be superseded by a mutually agreeable profit-sharing arrangement), confidentiality obligations, non-competition covenants and a termination provision permitting his employment to be terminated by MEC by giving minimum advance written notice of termination or by paying a retiring allowance instead. Mr. Tohana's contract also provides for the grant of stock options to purchase 100,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $6.93 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on June 24, 2003.

        MEC has entered into an employment arrangement with James Bromby which provides for a base salary of Cdn. $285,000 per annum, a guaranteed annual bonus of Cdn. $75,000, confidentiality obligations and a termination provision permitting his employment to be terminated by giving MEC 12 months' prior written notice of intention to terminate. Alternatively, MEC may elect to terminate at any time for any reason his employment immediately by paying him a retiring allowance equivalent to 12 months' base salary and guaranteed bonus. Mr. Bromby's contract also provides for the grant of stock options to purchase 100,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $5.25 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on November 1, 2006.

        MEC has entered into an employment arrangement with Brant Latta which provides for a base salary of. $215,000 per annum, a guaranteed annual bonus of $50,000, confidentiality obligations and a termination provision permitting his employment to be terminated by giving MEC 12 months' prior written notice of intention to terminate. Alternatively, MEC may elect to terminate at any time for any reason his employment immediately by paying him a retiring allowance equivalent to 12 months' base salary and guaranteed bonus. Mr. Latta's contract also provides for the grant of stock options to purchase 100,000 shares of MEC's Class A Subordinate Voting Stock. The grant of these stock options, with an exercise price of $5.25 per share, was approved by the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors on November 1, 2006.

        MEC has entered into employment contracts with other members of its senior management. These employment contracts generally provide for base salaries and annual bonuses, confidentiality obligations and non-competition covenants. Each of these employment contracts provide that MEC may terminate the individual's employment by giving minimum advance written notice of termination or by paying a retiring allowance instead. With the approval of the Corporate Governance, Human Resources and Compensation Committee of MEC's Board of Directors, some of MEC's employees have received options to acquire shares of MEC's Class A Subordinate Voting Stock at an exercise price equal to or greater than the fair market value of the shares of such stock on the date of grant of the option.

        MEC's Corporate Constitution provides that, beginning with the fiscal year commencing January 1, 2004, the aggregate incentive bonuses (which may be paid in cash or deferred for payment in future years or which may be paid in Class A Subordinate Voting Stock) paid or payable to "Corporate Management" (as defined therein) in respect of any fiscal year shall not exceed 6% of MEC's pre-tax profits before profit sharing for that fiscal year.

        MEC is not required to make payments under any employment contract or arrangement with its employees in the event of a change in control of MEC.

        In September 2005, the Board of Directors of MEC approved the adoption of a form of Indemnity Agreement for directors and officers of MEC and of MEC's subsidiaries to formalize the indemnification rights and procedures set forth in MEC's bylaws. MEC entered into an Indemnity Agreement with each of the then directors and officers (including all of the executive officers) of MEC on October 31, 2005, as well as the directors and officers of MEC's subsidiaries and has, since that time, entered into like agreements with new appointees.

  Former Executives

        Under his employment agreement with MEC, Michael Neuman, Chief Executive Officer from February 27, 2007 to June 22, 2007, was entitled to: (i) an annual base salary of $500,000 plus a guaranteed annual bonus of $500,000 (both prorated for 2007); (ii) a grant of options to purchase 1,000,000 shares of the MEC's Class A Subordinate Voting Stock under the Company's Long-Term Incentive Plan, subject to approval of the Board of Directors, with an exercise price per share that is equal to 100% of the last sale price of Class A Subordinate Voting Stock on the Toronto Stock Exchange on the business day prior to the date of Board approval of the options grant; (iii) a retiring allowance equivalent to the greater of $1,000,000 or base salary and annual bonus for the full fiscal calendar year in the event his employment is terminated by MEC without cause; and (iv) in recognition of the fact that options may not be granted until a later date due to applicable securities laws, 75% of the amount calculated by multiplying 200,000 by the amount, if any, by which the market close price on the day immediately preceding the grant of options contemplated in the agreement exceeds the February 26, 2007 market close price. No options were granted to Mr. Neuman prior to his June 2007 departure from the Company. In connection with Mr. Neuman's departure as an executive in June 2007 and under the terms of his employment agreement, he was entitled to a retiring allowance of $1,000,000, less statutorily required deductions, payable in twelve equal monthly installments, commencing in July 2007.

        Under an employment arrangement MEC entered into with Joseph De Francis, he was entitled to a base salary of $615,000 per annum, a discretionary bonus based on personal performance, confidentiality obligations and non-competition covenants. In connection with Mr. De Francis' departure as an executive in September 2007 and under the terms of a prior existing contractual arrangement, he received a termination payment of $1.9 million.

Equity Based Compensation Plan Information

        MEC has adopted a long-term incentive plan, referred to as the "Long-Term Incentive Plan", the purposes of which are: (i) to align the interests of MEC's stockholders and the recipients of awards under the Long-Term Incentive Plan by giving recipients of awards an interest in MEC's growth and success; (ii) to enable MEC to attract and retain directors, officers, employees, consultants, independent contractors and agents, all of whom are eligible participants; and (iii) to motivate these persons to act in MEC's long-term best interests and those of its stockholders. Under the Long-Term Incentive Plan, which was amended in May 2007 with shareholder approval to increase the total number of Class A Subordinate Voting Stock that may be issued thereunder by 2,000,000, MEC may grant non-assignable, nonqualified stock options, incentive stock options, free standing stock appreciation rights, tandem stock appreciation rights, restricted stock, bonus stock and performance shares. MEC does not maintain any other equity compensation plan.

        The aggregate number of shares of Class A Subordinate Voting Stock reserved for awards under the Long-Term Incentive Plan (subject to adjustment in connection with consolidation, stock split, recapitalization, merger and other transactions affecting the Company's capital stock), together with the number of shares of Class A Subordinate Voting Stock of the Company reserved for issuance under any other share compensation arrangements of the Company, is currently 10,000,000, representing 8.6% of the outstanding Class A Subordinate Voting Stock and Class B Stock of the Company (the "Outstanding Issue"), and cannot exceed 10% of the Outstanding Issue. The number of shares of Class A Subordinate Voting Stock issued and issuable under the Long-Term Incentive Plan represents 4.2% of the Outstanding Issue. In addition, the aggregate number of shares of Class A Subordinate Voting Stock issued within a one-year period pursuant to awards under the Long-Term Incentive Plan, together with the number of shares of Class A Subordinate Voting Stock issued within that period under any other share compensation arrangements of the Company, cannot exceed 10% of the aggregate of the Outstanding Issue. Further, the aggregate number of shares of Class A Subordinate Voting Stock issued to insiders of Company within any 12-month period, or issuable to insiders of the Company at any time, under the Long-Term Incentive Plan or under any other share compensation arrangements of the Company, cannot exceed 10% of the Outstanding Issue. The total number of shares of Class A Subordinate Voting Stock issuable under actual grants or awards under the Long-Term Incentive Plan is 4,288,519, which is 7.4% of the Outstanding Issue. The maximum number of shares of Class A Subordinate Voting Stock that may be issued to any one person or company under the Long-Term Incentive Plan is 5,831,247, or 5.0% of the Outstanding Issue.

        The Long-Term Incentive Plan is administered by the Corporate Governance, Human Resources and Compensation Committee (the "Committee") of the Board of Directors, which currently consists of three independent directors. The members of the Committee serve at the pleasure of the Board of Directors. The exercise price for awards under the Long-Term Incentive Plan, including the purchase price for securities under security purchase arrangements, is determined by the Committee, but may not be less than (1) the "fair market value" of a share of Class A Subordinate Voting Stock on the date of grant of such Stock Option and (ii) the price of the last board lot of shares of Class A Subordinate Voting Stock sold on the TSX on the last business day prior to the date of grant of such stock option. At the time stock options are granted, the Committee determines the vesting schedule and expiry date of stock options. The "fair market value" is defined as the closing transaction price of a share of Class A Subordinate Voting Stock as reported on NASDAQ on the trading day immediately prior to the date as of which such value is being determined; provided, however, that fair market value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate. Market appreciation of stock appreciation rights is calculated on the basis of the excess of the "fair market value" of one share of Class A Subordinate Voting Stock on the date of exercise over the base price of such stock appreciation right.

        The following table summarizes MEC's Long-Term Incentive Plan information as of March 24, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	4,950,000 (1)	$5.82	4,288,519 (2)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	4,950,000 (1)	$5.82	4,288,519 (2)
(1)
As of March 24, 2008, there were options outstanding under the Long-Term Incentive Plan for the purchase of these shares.

(2)
Of these shares of Class A Subordinate Voting Stock remaining available for issuance under the Long-Term Incentive Plan, 2,851,000 shares are available for issuance pursuant to the grant of new stock options and 1,437,519 are available for issuance as bonus stock awards.

        A holder of an award under the Long-Term Incentive Plan will cease to be entitled to that award, unless otherwise specified in the grant, three months following termination of employment or service other than for cause, or immediately upon termination of employment or service for cause. MEC does not provide any financial assistance to participants to facilitate the purchase of any securities under the Long-Term Incentive Plan. There are no entitlements previously granted under the Long-Term Incentive Plan that are subject to ratification by MEC's security holders.

  Nonqualified Stock Options

        Each of MEC's outside directors was granted a nonqualified stock option to purchase 10,000 shares of Class A Subordinate Voting Stock following such director's election to MEC's Board of Directors, and will be entitled to another such grant immediately following the completion of each five-year period of continuous service as a director. Such stock options vest as to 20% of the shares of Class A Subordinate Voting Stock included in each such grant on the date of such grant, with an additional 20% of the shares vesting on the second, third, fourth and fifth anniversaries of such grant. On March 5, 2000, the Board approved stock options for each of its outside directors then in office to purchase 10,000 shares of Class A Subordinate Voting Stock at an exercise price of $4.875 per share, pursuant to the provisions of the Long-Term Incentive Plan. On November 22, 2002, the Committee approved stock options for two appointed outside directors, Louis E. Lataif (who ceased serving May 9, 2007) and William J. Menear, to purchase 10,000 shares of Class A Subordinate Voting Stock each at an exercise price of $6.70 per share. On September 17, 2007, the Committee approved stock options for each of Messrs. A.R. Campbell, Vasilkioti and Williams and Ms. Jackson to purchase 10,000 shares of Class A Subordinate Voting Stock at an exercise price of $2.78 per share.

  Incentive Stock Options

        Incentive stock options may be granted only to MEC's employees and employees of its subsidiaries. If the recipient of an incentive stock option owns more than ten percent of the voting power of all shares of MEC's common stock, the option will not be exercisable later than five years after its grant date and the exercise price of the option will not be less than the greater of (i) the price required by the Internal Revenue Code (currently 110% of the fair market value of MEC's Class A Subordinate Voting Stock on the option's grant date) and (ii) the price of the last traded board lot of shares of MEC's Class A Subordinate Voting Stock sold on the Toronto Stock Exchange prior to the date of grant of the option.

  Awards to Named Executive Officers

        See "Grants of Plan Based Awards".

  Bonus Stock and Restricted Stock Awards

        The Long-Term Incentive Plan permits the Committee to grant bonus stock awards, which are vested upon grant, and restricted stock awards, which are subject to a restriction period. An award of restricted stock may be subject to performance measures during the restriction period. Unless the Committee decides otherwise, the holder of a restricted stock award will have rights as an MEC stockholder, including the right to vote and receive dividends with respect to the shares of restricted stock. Dividends, however, will be subject to the same restrictions that apply to the shares for which the dividend was paid.

  Performance Share Awards

        The Long-Term Incentive Plan also permits the Committee to grant performance shares. Each performance share is a right, subject to the attainment of performance measures during a performance period, to receive one share of Class A Subordinate Voting Stock, which may be restricted stock, or the fair market value of the performance share in cash. Before a performance share award is settled in shares of Class A Subordinate Voting Stock, the holder of the award will have no rights as an MEC stockholder with respect to the shares of stock subject to the award. All the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any cancellation or forfeiture of the performance share award upon the holder's termination of employment with MEC, whether by reason of disability, retirement, death or other termination, shall be contained in the award agreement.

        Under the Long-Term Incentive Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance objectives and criteria. These objectives and criteria may include one or more of the following: the attainment by a share of Class A Subordinate Voting Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings, revenues, market share, cash flow or cost reduction goals, or any combination of these criteria.

        During 2005, the Company introduced an incentive compensation program for certain officers and key employees, which awarded performance shares of Class A Subordinate Voting Stock in 2005 as contemplated under the Long-Term Incentive Plan. The number of shares of Class A Subordinate Voting Stock underlying the performance share awards was based either on a percentage of a guaranteed bonus or a percentage of total 2005 compensation divided by the market value of the stock on the date the program was approved by the Compensation Committee of the Board of Directors. These performance shares vested over a six or eight month period to December 31, 2005, and were distributed, subject to certain conditions, in two equal installments. The first distribution date was on or about March 31, 2006 and the second distribution date was on or about March 31, 2007. Under this performance share award program, a total of 199,471 Class A Subordinate Voting Stock with an aggregate stated value of $1.0 million were issued and 4,812 were forfeited.

        For 2006, the Company continued the incentive compensation program as described in the immediately preceding paragraph. The program is similar in all respects except that the 2006 performance shares vested over a 12 month period to December 31, 2006 and were distributed, subject to certain conditions, on or about March 31, 2007. A total of 111,841 shares of Class A Subordinate Voting Stock with an aggregate stated value of $0.4 million were issued and 6,477 were forfeited.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, and Securities and Exchange Commission regulations require MEC's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission.

        Based solely on its review of copies of such reports received or written representations from such directors, executive officers and ten percent stockholders, MEC believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2007.

Comparative Stock Performance Graph

        The following graph compares the cumulative total shareholder return on MEC's Class A Subordinate Voting Stock to the cumulative total shareholder return of the Nasdaq 100 Market Index and a peer group index. The peer group index used by MEC is the Bloomberg US Entertainment Index, which is a published industry peer index of companies engaged in the entertainment industry. The graph depicts the results of an investment of $100 in MEC's Class A Subordinate Voting Stock, the Nasdaq 100 Market Index and the Bloomberg US Entertainment Index.

Magna Entertainment Corp. vs Peer Group
December 2002 to December 2007

AUDIT COMMITTEE REPORT

        The Audit Committee's duties and responsibilities are set forth in a written charter (the "Audit Committee Charter") adopted by the Board of Directors (the "Board"). The Audit Committee recommended and the Board approved a revised Audit Committee Charter in February 2005 and has reaffirmed that Charter in February 2006, 2007 and 2008. The Audit Committee annually reviews its charter, assesses its adequacy and recommends such revisions to the Board as it considers necessary or advisable.

        MEC's management has primary responsibility for preparing MEC's financial statements and maintaining MEC's financial reporting process. MEC's independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of MEC's audited financial statements with accounting principles generally accepted in the United States.

        The Audit Committee has reviewed and discussed with management MEC's audited financial statements and management's discussion and analysis of results of operations and financial position as of and for the fiscal year ended December 31, 2007.

        The Audit Committee has discussed with MEC's independent public accountants, Ernst & Young LLP (the "Independent Auditors"), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended.

        The Audit Committee has received and reviewed the written disclosures and the letter from the Independent Auditors required by U.S. Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as amended, and has discussed with the Independent Auditors their independence.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the financial statements and management's discussion and analysis of results of operations and financial position referred to above in MEC's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

  AUDIT COMMITTEE

  William J. Menear (Chairman)
  Jerry D. Campbell
  Charlie J. Williams

RATIFICATION OF APPOINTMENT OF AUDITORS
(Item B on the Proxy Form)

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as auditors of MEC for the fiscal year ending December 31, 2008. During the fiscal year ended December 31, 2007, Ernst & Young LLP examined MEC's consolidated financial statements, examined subsidiary financial statements and assessed the effectiveness of internal controls over financial reporting under The Sarbanes-Oxley Act of 2002, performed limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

Principal Accountant Fees and Services

        The fees billed to MEC by Ernst & Young LLP for services in respect of the fiscal years ended December 31, 2007 and 2006 were as follows:

Category	Fiscal 2007 ($)		Fiscal 2006 ($)
Audit Fees (1)	2,257,264	(2)	1,865,793
Audit-Related Fees	—		—
Tax Fees (3)	371,188		283,355
All Other Fees	—		—

Total	2,628,452		2,149,148

(1)
Includes all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. Also includes fees for comfort letters, consents and assistance with and review of regulatory filings. Also includes all fees for services performed by Ernst & Young LLP in respect of the effectiveness of internal controls over financial reporting under The Sarbanes-Oxley Act of 2002.

(2)
Includes $210,000 of audit fees billed by Ernst & Young LLP after March 31, 2007 but in respect of the audit of the 2006 financial statements.

(3)
Includes all fees paid in respect of services performed by Ernst & Young LLP's tax professionals, except those services required in order to comply with GAAS which are included under "Audit Fees". These services included tax compliance, tax planning and tax advice.

        The Audit Committee has the authority to pre-approve or establish policies and procedures (including the setting of thresholds or the delegation to one or more members of the Audit Committee) for the pre-approval of non-audit services not prohibited by law to be performed by MEC's independent auditors. The Audit Committee does review requests by MEC management for non-audit services to be performed by MEC's independent auditors from time to time and pre-approvals are made pursuant to duly authorized resolutions of the Audit Committee which specify the service to be provided and the maximum fees payable to the independent auditors. The Audit Committee considered and pre-approved the provision of the non-audit services provided to MEC by Ernst & Young LLP in 2007 after determining that such services were compatible with maintaining Ernst & Young LLP's independence and were not prohibited by applicable law.

Ratification of Appointment of Ernst & Young LLP as Auditors

        The appointment of Ernst & Young LLP as auditors of MEC will be ratified at the Annual Meeting if the number of votes cast in favor of ratification exceeds the number of votes cast opposing it.

        The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" ratification of Ernst & Young LLP as the auditors of MEC.

        In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting on May 6, 2008, and will be available to respond to appropriate questions and to make a statement should he or she desire to do so.

Vote Required

        The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for the ratification of the appointment of auditors.

        MI Developments, as the holder, directly or indirectly, of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the ratification of the appointment of auditors.

        The Board of Directors recommends that the stockholders vote "FOR" the ratification of the appointment of auditors.

STOCK CONSOLIDATION
(Item C on the Proxy Form)

        With the exception of the anticipated post-reverse stock split share numbers and stock prices set forth in this proposal, share numbers set forth in this proxy statement do not reflect the effect of the proposed reverse stock split.

General

        The Board of Directors has considered, deemed advisable, and adopted a resolution approving, and recommends to the stockholders for their approval, an amendment to our Restated Certificate of Incorporation that would permit a reverse stock split of our Class B Stock and our Class A Subordinate Voting Stock. If approved by our stockholders, our Board of Directors would have discretion to implement the reverse stock split for one time only, prior to May 6, 2009, in any whole number consolidation ratio from 1:10 to 1:20. As a result, if the reverse stock split is approved by our stockholders and implemented by our Board of Directors, each outstanding 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 or 20 shares of both our Class B Stock and Class A Subordinate Voting Stock (depending upon the consolidation ratio chosen by our Board of Directors) would be combined, converted and changed into one share of Class B Stock and Class A Subordinate Voting Stock, respectively. The proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split is attached to this proxy statement as Exhibit A.

        The actual timing for implementation, if any, of the reverse stock split would be determined by our Board of Directors based upon its evaluation as to when such action would be most advantageous to us and our stockholders. Our board reserves the right, even after stockholder approval, to forgo or postpone the filing of the amendment our Restated Certificate of Incorporation if it determines that such action is not in the best interests of MEC and our stockholders. No further approval or action by or prior notice to stockholders would be required in order for our Board of Directors to abandon the consolidation. If the reverse stock split is not implemented before May 6, 2009, the amendment will be deemed abandoned, without any further effect.

        Because the reverse stock split would apply to all issued shares of our Class B Stock and Class A Subordinate Voting Stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder's proportionate equity or voting interest in the Company, except to the extent the reverse stock split would result in fractional shares that are cashed out, as discussed further below.

Purpose of the Reverse Stock Split

        The purpose of authorizing the reverse stock split is to maximize the flexibility of our Board of Directors in addressing market-related issues affecting our capitalization. Our Board of Directors believes that stockholder approval of a consolidation ratio range (rather than an exact consolidation ratio) provides our Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split set out below. Our Board of Directors' selection of the specific consolidation ratio would be based primarily on the public trading price on The NASDAQ Global Market of the Class A Subordinate Voting Stock at that time and the expected stability of that price level.

        Our Board of Directors believes that the reverse stock split may be beneficial for the following reasons:

NASDAQ continuous listing requirements.    The continued listing standards established by The NASDAQ Global Market requires that a company maintain a minimum bid price of $1.00. If a company fails to meet the minimum bid price requirement for a consecutive 30 business day period, the company will have a period of 180 calendar days from notification by NASDAQ of such failure to achieve compliance. On February 12, 2008 the average closing price of the Company's Class A Subordinate Voting Stock on NASDAQ during the consecutive 30 trading-day period prior to such date was below $1.00 and, as a result, the NASDAQ notified the MEC by letter dated February 12, 2008 that it fell below the continued listing requirement. Failure to meet NASDAQ's continued listing requirements would result our Class A Subordinate Voting Stock being delisted from NASDAQ, which in turn would likely decrease our attractiveness to investors and our ability to maximize stockholder value.

Potential for increased, more attractive share price.    A sustained higher per share price of our Class A Subordinate Voting Stock, which we would expect as a result of a reverse stock split, might heighten the interest of the financial community in MEC and broaden the pool of investors that may consider investing in MEC, potentially increasing the trading volume and liquidity of our Class A Subordinate Voting Stock. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the price per share of our Class A Subordinate Voting Stock remains at a higher per share price as a result of a reverse stock split, some of these concerns may be ameliorated.

Reduced stockholder transaction costs.    Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower. In addition, stockholders who hold only a few shares of our stock may not have an economic way to sell their shares. To the extent these stockholders are left with fractional shares as a result of the reverse stock split, they would receive cash for their shares without incurring transaction costs.

Improved trading liquidity.    The combination of potentially lower transaction costs and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our Class A Subordinate Voting Stock.

        The reverse stock split is not intended as, and not a part of or first step in, a "going private" transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

Certain Risks Associated with the Reverse Stock Split

        There can be no assurance that MEC will be able to maintain the listing of its Class A Subordinate Voting Stock on The NASDAQ Global Market after a reverse stock split.

        The NASDAQ Global Market has several other continued listing requirements currently applicable to the listing of the shares of Class A Subordinate Voting Stock. While we are currently in compliance with these other requirements, following a reverse stock split, we cannot assure you that we can maintain compliance with all of these requirements or the minimum bid price requirement. Moreover, there can be no assurance that the market price of our Class A Subordinate Voting Stock after a reverse stock split will adjust to reflect the decrease in shares outstanding or that the market price following a reverse stock split will either exceed or remain in excess of our current market price.

        If the reverse stock split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our Class A Subordinate Voting Stock may not improve.

        While we believe that a higher stock price may help generate investor interest in our Class A Subordinate Voting Stock, the reverse stock split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our Class A Subordinate Voting Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of the split. If the reverse stock split is implemented and the market price of our Class A Subordinate Voting Stock declines, the percentage decline may be greater than would occur in the absence of the split. The market price of our Class A Subordinate Voting Stock is also based on our performance and other factors, which are unrelated to the number of shares outstanding.

        The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our Class A Subordinate Voting Stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "board lots" of even multiples of 100 shares.

Effect on Existing Shares of Class A Subordinate Voting Stock

        If the reverse stock split is implemented, the number of shares of Class A Subordinate Voting Stock of the Company issued and outstanding will be reduced from 58,158,887 shares as of March 10, 2008 to between approximately 5,815,889 and 2,907,944 shares, depending on the consolidation ratio selected by our Board. The following table sets out the approximate percentage reduction in the number of outstanding common shares and the approximate number of shares of Class A Subordinate Voting Stock that would be outstanding as a result of a consolidation at the ratios indicated:

Proposed Consolidation Ratio	Approximate Percentage Reduction in Number of Outstanding Shares of Class A Subordinate Voting Stock	Approximate Number of Outstanding Shares of Class A Subordinate Voting Stock (Post-Consolidation)*
1-for-10	90.0%	5.816 million
1-for-11	90.9%	5.287 million
1-for-12	91.7%	4.847 million
1-for-13	92.3%	4.474 million
1-for-14	92.9%	4.154 million
1-for-15	93.3%	3.877 million
1-for-16	93.7%	3.635 million
1-for-17	94.1%	3.421 million
1-for-18	94.4%	3.231 million
1-for-19	94.7%	3.061 million
1-for-20	95.0%	2.908 million
*
Based on 58,158,887 shares of Class A Subordinate Voting Stock outstanding on March 10, 2008.

Effect on Authorized but Unissued Shares of Class A Subordinate Voting Stock

        Currently, we are authorized to issue up to a total of 310 million shares of Class A Subordinate Voting Stock, of which 58,158,887 shares were outstanding on the Record Date. If a reverse stock split is implemented, this will have the effect of increasing the proportion of authorized but unissued shares of Class A Subordinate Voting Stock. We have no definitive plans, commitments, arrangements, understandings or agreements regarding the additional authorized shares available if we implement a reverse stock split.

Effect on Shares of Class B Stock

        Currently, we are authorized to issue up to a total of 90 million shares of Class B Stock, of which our parent company, MI Developments, holds 53,253,145 shares directly and 5,212,911 indirectly through one of its wholly-owned subsidiaries. No other shares of Class B Stock are issued and outstanding or reserved for future issuance. The reverse stock split will result in a proportionate reduction in the total number of outstanding shares of Class B Stock. Accordingly, the proposed reverse stock split would not alter the relative rights and preferences between holders of Class A Subordinate Voting Stock and Class B Stock nor affect any stockholder's proportionate equity interest in the Company. The additional authorized but unissued shares of Class B Stock available following a reverse stock split will be available for issuance.

Effect on Convertible Debt

        The number of shares into which our $150.0 million in 8.55% convertible subordinated notes and $75.0 million in 7 1/4% Convertible Subordinated Notes are convertible and the conversion prices for those notes will be automatically adjusted as a result of the reverse stock split as provided in the indentures governing the terms of those notes, respectively.

Effect on Equity Compensation Plans

        The reverse stock split would reduce the number of shares of Class A Subordinate Voting Stock authorized and available for issuance under the Amended and Restated Long-Term Incentive Plan ("LTIP"). In addition, as a result of the reverse stock split, the number of shares represented by each outstanding stock option, whether vested or unvested, and each outstanding restricted stock and restricted stock unit award would be rounded down to the nearest whole share. No payment would be made with respect to the amount that was eliminated as a result of the rounding-down. Finally, the exercise price per share would also be proportionately increased to account for the reverse split; for example a reverse split of 15 to 1 would result in the option price being multiplied by 15.

Effect on Registration and Stock Trading

        Our Class A Subordinate Voting Stock is currently registered under Section 12(b) of the 1934 Act and we are subject to the periodic reporting and other requirements of the 1934 Act. The proposed reverse stock split will not affect the registration of our Class A Subordinate Voting Stock under the 1934 Act.

        If the proposed reverse stock split is implemented, our Class A Subordinate Voting Stock will continue to be reported on NASDAQ under the symbol "MECA" (although, in accordance with NASDAQ rules, the letter "D" will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the reverse stock split to indicate that the reverse stock split has occurred) and the Class A Subordinate Voting Stock would continue to be traded on the TSX under the symbol "MEC.A".

Effective Date

        As indicated above, even if the reverse stock split is approved by our stockholders, our Board has discretion to decline to carry out the reverse stock split if it determines that the reverse stock split is no longer in the best interests of MEC and our stockholders. If the proposed reverse stock split is implemented, the reverse stock split will become effective at such time as we file a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State (or at such later time as may be set forth in the Certificate of Amendment), which may take place at any time on or before May 6, 2009. Before we file the Certificate of Amendment, our Board must approve the final consolidation ratio.

Mechanics of Reverse Stock Split

Exchange of Stock Certificates

        In the event a reverse stock split is implemented, each certificate representing pre-split shares of Class B Stock and each certificate representing pre-split shares of Class A Subordinate Voting Stock will, until surrendered and exchanged as described below, be deemed cancelled and, for all corporate purposes, will be deemed to represent, respectively, only the number of post-split shares of Class B Stock and Class A Subordinate Voting Stock and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the Certificate of Amendment is effective until that stockholder surrenders and exchanges the stockholder's certificates. If there are any dividends or distributions, they will be withheld, accumulate and be paid to each stockholder, without interest, once that stockholder surrenders in exchange his, her or its certificates.

        As soon as practicable after the effective date of the Certificate of Amendment, our transfer agent, Computershare, will mail transmittal forms to each holder of record of certificates formerly representing shares of our pre-reverse stock split Class B Stock or Class A Subordinate Voting Stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of our Class B Stock or Class A Subordinate Voting Stock the holder is entitled to receive as a consequence of the reverse stock split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

        After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of our pre-reverse stock split Class B Stock and Class A Subordinate Voting Stock and will receive in exchange therefor certificates representing the number of shares of our Class B Stock and Class A Subordinate Voting Stock to which the holder is entitled. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from our transfer agent or otherwise destroy their certificates. In connection with the reverse stock split, our Class A Subordinate Voting Stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

Effect on Registered "Book-entry" Holders of Class B Stock and Class A Subordinate Voting Stock

        Our holders of Class B Stock and Class A Subordinate Voting Stock may hold some or all of their shares electronically in book-entry form ("street name") under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        If you hold registered shares in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the reverse stock split.

        If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Certificate of Amendment. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

Payment for Fractional Shares

        Whether shares are held in street name or directly, we will not issue fractional shares of Class B Stock and Class A Subordinate Voting Stock to our stockholders. Instead, fractional shares will be cashed out. For example, if the consolidation ratio is set by our Board at 15:1 and if a stockholder holds 47 shares on a pre-split basis, the stockholder would be issued three shares on a post-reverse stock split basis and would receive cash for three shares.

        Any cash due to stockholders in exchange for fractional shares will be paid as follows:

  •
  If the stockholder's shares are registered directly in the stockholder's name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent, Computershare, upon receipt of the properly completed and executed transmittal letter and original stock certificates.

  •
  If a stockholder's shares are held in book-entry form ("street name"), payment for the fractional shares will be deposited directly into the stockholder's account with the organization holding the stockholder's shares.

        The amount of cash to be paid for fractional shares of Class A Subordinate Voting Stock and Class B Stock (each of which is convertible at any time into shares of Class A Subordinate Voting Stock on a one for one basis) will be equal to the product obtained by multiplying (1) the average closing sales price of our Class A Subordinate Voting Stock as reported on NASDAQ for the four trading days preceding the effective date of the reverse stock split times (2) the amount of the fractional share.

        Depending upon the consolidation ratio, holders of as many as nineteen shares of our Class B Stock and Class A Subordinate Voting Stock would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the reverse stock split.

Effect on Par Value

        The amendment to the Restated Certificate of Incorporation will also change the par value of our Class B Stock and Class A Subordinate Voting Stock, which is currently $0.01 per share. On the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Class B Stock and Class A Subordinate Voting Stock would be reduced to reflect the new par value per share and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced.

        The per-share Class B Stock and Class A Subordinate Voting Stock net income or loss and net book value will be increased because there will be fewer shares of our Class B Stock and Class A Subordinate Voting Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal, and we will not independently provide our stockholders with any such rights.

U.S. Federal Income Tax Consequences

        The following is a summary of certain material U.S. federal income tax consequences of the proposed reverse stock split to U.S. Holders. The following does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. It does not address any U.S. state, local, or non-U.S. income or other tax consequences. It addresses only U.S. Holders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not address U.S. Holders subject to special rules, such as financial institutions, regulated investment companies, personal holding companies, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, U.S. Holders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, U.S. Holders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code") or U.S. Holders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly retroactively. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. The tax treatment of a U.S. Holder may vary depending upon his or her particular facts and circumstances. Each U.S. Holder is advised to consult his or her tax advisor as to his or her own situation.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of shares of stock, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state in the U.S. or the District of Columbia, (c) an estate if the income of the estate is subject to U.S. federal income tax regardless of the source of the income, or (d) a trust if (i) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        The reverse stock split would be intended to constitute a reorganization within the meaning of Section 368 of the Code. Provided that the reverse stock split qualified as a reorganization, the federal income tax consequences of the reverse stock split will generally vary among U.S. Holders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our Class B Stock and Class A Subordinate Voting Stock in exchange for their old shares of our Class B Stock and Class A Subordinate Voting Stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

        A U.S. Holder generally would not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received would be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder's tax basis allocated to fractional shares). The holding period of the post-split shares received would include the holding period of the pre-split shares exchanged. A U.S. Holder who received cash in lieu of a fractional share would generally be treated as receiving the payment as a distribution in redemption of the fractional share, as provided in section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, if such distribution is treated as an exchange to a stockholder receiving such a payment, the stockholder would recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's tax basis in the fractional share.

        The Company should not recognize any gain or loss as a result of a reverse stock split.

        Our view regarding the tax consequences of the proposed reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Certain Canadian Federal Income Tax Considerations

        The following summary describes the principal Canadian federal income tax considerations generally applicable to a beneficial owner of shares of Class A Subordinate Voting Stock who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the "Tax Act"), (1) deals at arm's length with, and is not affiliated with, MEC; (2) holds shares of Class A Subordinate Voting Stock as capital property, and (3) is, or is deemed to be, resident in Canada (a "Canadian Holder"). Generally, shares of Class A Subordinate Voting Stock will be capital property to a Canadian Holder provided the Canadian Holder does not hold them in the course of carrying on a business or as part of an adventure or concern in the nature of trade. This summary does not address all issues relevant to Canadian Holders who acquired their shares of Class A Subordinate Voting Stock on the exercise of an employee stock option, and is not applicable to a Canadian Holder (i) that is a "specified financial institution", (ii) an interest in which is a "tax shelter investment", (iii) that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a "financial institution", or (iv) to whom the "functional currency" reporting rules apply, each as defined in the Tax Act. Such persons should consult their own tax advisors.

        This summary is based on the current provisions of the Tax Act, and on counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA") published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

        This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular stockholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, stockholders should consult their own tax advisors having regard to their own particular circumstances.

        Based upon the CRA's current administrative policy, the reverse stock split of MEC's Class B Stock and Class A Subordinate Voting Stock as proposed will not result in a disposition or acquisition of any shares, except to the extent that cash is received in respect of a fraction of a post-reverse split share. As a result, a Canadian Holder will not realize any income, gain or loss for purposes of the Tax Act as a result of the proposed reverse stock split, except that where cash is received in respect of a fraction of a post-reverse split share of Class A Subordinate Voting Stock, the Canadian Holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the cash, converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act and net of any reasonable costs of disposition, exceeds (or is less than) the Canadian Holder's adjusted cost base of the pre-reverse split shares of Class A Subordinate Voting Stock to which such fraction of a post-reverse split share relates. A Canadian Holder is generally required to include in computing its income for a taxation year one-half of the amount of any capital gain realized in the year, and to deduct one-half of the amount of any capital loss realized in a taxation year from taxable capital gains realized by the Canadian Holder in the year.

Vote Required

        The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for approval of the proposed share consolidation.

        MI Developments, as the holder, directly or indirectly, of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the proposed share consolidation.

        For the reasons indicated above, the Board of Directors and management of MEC believe that the proposed share consolidation is in the best interests of MEC and its stockholders and, accordingly, recommend that stockholders vote "FOR" the resolution.

        IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE RESOLUTION RELATING TO THE CONSOLIDATION, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

AUTHORIZATION OF A CLASS OF PREFERRED STOCK
(Item D on the Proxy Form)

        The Board of Directors has considered, deemed advisable and recommends to the shareholders for their approval, an amendment to the Company's Restated Certificate of Incorporation to authorize a class of preferred stock consisting of one hundred million (100,000,000) shares, par value $0.01 per share. The Board of Directors believes such action to be in the best interest of the Company for the reasons set forth below.

        The authorized capital stock of the Company currently consists of a total of 310 million shares of Class A Subordinate Voting Stock, of which 58,158,887 shares were outstanding on the Record Date and a total of 90 million shares of Class B Stock, of which our controlling shareholder, MI Developments, holds 53,253,145 shares directly and 5,212,911 indirectly through one of its wholly-owned subsidiaries. No other shares of Class B Stock are issued and outstanding or reserved for future issuance. No preferred stock is presently authorized by the existing Restated Certificate of Incorporation.

        The preferred stock to be authorized would have such voting rights, designations, preferences, participation, priority, option, redemption and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board of Directors may designate for each class or series issued from time to time. As such, the preferred stock would be available for issuance without further action by the Company's stockholders, except as may be required by applicable law or pursuant to the requirements of NASDAQ, the TSX or such other exchange upon which such securities are then trading.

        The Board of Directors believes that the creation of a class of preferred stock is advisable and in the best interests of the Company and its stockholders for several reasons. The authorization of the preferred stock would permit the Board of Directors to issue such stock without further stockholder approval and, thereby, provide the Company with increased flexibility with respect to structuring financing transactions (including exchanges of its debt for equity), strategic alliances, joint ventures, acquisitions and for other corporate purposes. The preferred stock proposal would enable the Company to respond promptly and take advantage of opportunities which may only exist for a limited time without incurring the delay and expense associated with a special stockholders' meeting to approve a contemplated stock issuance.

        We cannot state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the Class B Stock and Class A Subordinate Voting Stock until the Board of Directors determines the specific rights of the holders of such preferred stock, which such determination will not require any further action by stockholders. However, the effects might include, among other things, preference over the Class B Stock and Class A Subordinate Voting Stock on liquidation, priority as to dividends or other preferential dividend rights, diluting the voting power of the Class B Stock and Class A Subordinate Voting Stock and reducing the market price of the Class A Subordinate Voting Stock. Holders of our Class B Stock and Class A Subordinate Voting Stock will not have preemptive rights with respect to the preferred stock.

        Although the Company may consider issuing preferred stock in the future, the Company currently has no arrangements, understandings, agreements or commitments with respect to the issuance of the preferred stock, and the Company may never issue any preferred stock.

        The complete text of the proposed amendment to the Restated Certificate of Incorporation with respect to the preferred stock proposal, is attached as Exhibit B. You should read Exhibit B in its entirety.

Vote Required

        The affirmative vote of a majority of the votes cast with respect to the shares of Class A Subordinate Voting Stock and Class B Stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required for approval of the preferred stock proposal.

        MI Developments, as the holder, directly or indirectly, of all the outstanding shares of Class B Stock, has indicated that it intends to vote all such shares "FOR" the proposed preferred stock proposal.

        For the reasons indicated above, the Board of Directors and management of MEC believe that the preferred stock proposal is in the best interests of MEC and its stockholders and, accordingly, recommend that stockholders vote "FOR" the resolution.

ADDITIONAL INFORMATION

Other Action at the Meeting

        The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy form will be voted in accordance with the judgment of the persons named on the proxy form.

Cost of Solicitation

        MEC will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and other members of MEC may solicit proxies personally or by telephone or other means of communication. MEC will also reimburse its transfer agent for expenses in connection with the distribution of proxy material and brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals.

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        Stockholders may submit proposals on matters appropriate for stockholder action at MEC's annual meetings consistent with regulations adopted by the Securities and Exchange Commission and MEC's bylaws. Proposals intended for inclusion in the proxy statement for the 2009 Annual Meeting must be received by MEC not later than December 8, 2008. Proposals should be directed to the attention of the Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2009 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on February 21, 2009 and advise shareowners in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on February 21, 2009. Notices of intention to present proposals at the 2008 Annual Meeting should be addressed to the Secretary, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1.

2007 Annual Report on Form 10-K and Other Additional Information

        Financial information about MEC is included in MEC's comparative financial statements and MD&A. A copy of MEC's Annual Report on Form 10-K, including our 2007 financial statements and MD&A, may be obtained, without charge, by addressing a request to the Corporate Secretary's Office, Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 or by visiting our website at www.magnaentertainment.com. Additional information about MEC is available on our website on SEDAR (System for Electronic Document Analysis and Retrieval) at www.sedar.com and on the U.S. Securities and Exchange Commission web site at www.sec.gov/edgar.

Stockholders are urged to send in their proxies without delay.

By Order of the Board of Directors /s/ William G. Ford
William G. Ford Secretary
[April 4], 2008

Exhibit A
Certificate of Amendment
to the
Restated Certificate of Incorporation
of
Magna Entertainment Corp.

        Magna Entertainment Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable;

        SECOND: That the stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, such required vote being a majority of the outstanding shares of the Corporation's Class A Subordinate Voting Stock and Class B Stock, adopted at the annual meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware;

        THIRD: That the Restated Certificate of Incorporation is hereby amended by adding the following provision to the end of Article     •    :

  "    •    . Stock Split. As of 12:01 A.M. (Eastern Time) on, 200            (the "Effective Time"), each issued and outstanding share of the Corporation's Class A Subordinate Voting Stock and Class B Stock (including each share of treasury stock, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be consolidated, combined and reclassified to one- (1/            )1 of a share of Common Stock (such consolidation of shares designated as the "Reverse Stock Split"). The par value of the Corporation's Common Stock following the Reverse Stock Split shall remain $    •    per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation's transfer agent for cancellation, a new certificate or certificates for a number of shares equal to such holder's Pre-Split Common Stock multiplied by 1/    •    , with any fraction resulting from such multiplication rounded down to the nearest whole number (in each case, such fraction, if any, being a "Fractional Share"). No Fractional Shares will be issued for Pre-Split Common Stock in connection with the Reverse Stock Split. Each holder of Pre-Split Common Stock at the Effective Time who would otherwise be entitled to a Fractional Share shall, in lieu thereof, receive a cash payment equal to x) the Fractional Share multiplied by y) the product of (i) the average closing prices of the Class A Subordinate Voting Stock as reported on The Nasdaq Global Market or other principal market of the Common Stock during each of the four (4) trading days immediately preceding the date of the Effective Time and (ii)     •    /1."

        FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on, 200            in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

        The remainder of this page is intentionally left blank.

1
The amendments being authorized provide that each outstanding 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 or 20 shares of our Class A Subordinate Voting Stock and Class B Stock would be combined, converted and changed into one share of Class A Subordinate Voting Stock and Class B Stock, respectively. All references above would be adjusted based on the chosen ratio.

Exhibit B

Certificate of Amendment
to the
Restated Certificate of Incorporation
of
Magna Entertainment Corp.

        Magna Entertainment Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended to authorize a class of preferred stock that the Corporation shall be authorized to issue, consisting of one hundred million (100,000,000) shares, in one or more series, each of such series to have such voting powers, designations, preferences and relative participating, optional, conversion and other rights, and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares or series thereof.

        SECOND: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence thereof and by substituting in lieu of said sentence:

  "The total number of shares of stock which the Corporation shall have the authority to issue is FIVE HUNDRED MILLION (500,000,000) shares, par value $0.01 per share, THREE HUNDRED TEN MILLION (310,000,000) of which shall be shares of Class A Subordinate Voting Stock, NINETY MILLION (90,000,000) of which shall be shares of Class B Stock (the "Common Stock") and ONE HUNDRED MILLION (100,000,000) of which shall be shares shall be Preferred Stock (the "Preferred Stock")."

        THIRD: Article FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended and supplemented by adding the following sections to the end of Article FOURTH:

  "(c)
  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, by filing a certificate pursuant to the applicable law of the State of Delaware (each, a "Certificate of Designations"), to establish the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

  (i)
  the designation of the series;

  (ii)
  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided for in the Certificate of Designations) increase or decrease (but not below the number of shares then outstanding);

  (iii)
  the amount payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative;

  (iv)
  dates at which dividends, if any, shall be payable;

  (v)
  the redemption rights and price or prices, if any, for shares of the series;

  (vi)
  the terms and amount of any sinking or purchase fund provided for the purchase or redemption of shares of the series;

  (vii)
  the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

  (viii)
  whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security of the Corporation or any other company, and if so, the specification of such other class, series or other security, the conversion or exchange price, prices, rate or rates, any adjustments thereof, the date or dates at which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

    (ix)
    restrictions on the issuance of shares of the same series or any other class or series;

    (x)
    the voting rights, if any, of the holders of shares of the series; and

    (xi)
    any other relative rights, preferences, qualifications, limitations and restrictions.

    The Class A Subordinate Voting Stock and Class B Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

    Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law."

        FOURTH: This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of 12:01 A.M. (Eastern Time) on, 200         in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this              day of                                                  , 2008.

MAGNA ENTERTAINMENT CORP.
By:	Name: Title:

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION
ELECTION OF DIRECTORS (Item A on the Proxy Form)
MANAGEMENT
SECURITY OWNERSHIP
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE, HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
Summary Compensation Table
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF AUDITORS (Item B on the Proxy Form)
STOCK CONSOLIDATION (Item C on the Proxy Form)
AUTHORIZATION OF A CLASS OF PREFERRED STOCK (Item D on the Proxy Form)
ADDITIONAL INFORMATION
Exhibit A Certificate of Amendment to the Restated Certificate of Incorporation of Magna Entertainment Corp.
Exhibit B Certificate of Amendment to the Restated Certificate of Incorporation of Magna Entertainment Corp.